Exhibit 10.1
MASTER ASSIGNMENT AGREEMENT AND
FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS MASTER ASSIGNMENT AGREEMENT AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of August 9, 2022, by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto (as defined below), the Exiting Lenders (as defined below), and ZIONS BANCORPORATION, N.A. dba AMEGY BANK, a national banking association (“Amegy”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as Swingline Lender, and as an Issuing Bank.
Preliminary Statement
WHEREAS, the Borrower is party to that certain Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (collectively, the “Existing Lenders” and each individually, an “Existing Lender”), and the Administrative Agent;
WHEREAS, in connection with this Amendment and subject to the terms and conditions set forth herein, each of Citibank, N.A. (“Citi”) and The Huntington National Bank (“Huntington”, and together with Citi in their capacities as Existing Lenders, collectively, the “Exiting Lenders” and each individually, an “Exiting Lender”), wishes to assign its rights and obligations as an Existing Lender under the Credit Agreement and the other Loan Documents to the remaining Existing Lenders (such Existing Lenders, other than the Exiting Lenders, collectively, the “Lenders” and each individually, a “Lender”), and the Lenders wish to reallocate their respective rights and obligations as set forth herein;
WHEREAS, contemporaneously herewith, Citi, Amegy, the Lenders, and the Borrower have entered into that certain Agency Resignation and Appointment Agreement, dated as of the date hereof (the “Agency Transfer Agreement”), pursuant to which (a) Citi has resigned as an Issuing Bank, as administrative agent and as collateral agent under the Credit Agreement, the other Loan Documents, and the Intercreditor Agreement, (b) the Borrower and the Administrative Agent have appointed Amegy as an Issuing Bank, (c) the Lenders (with the consent of the Borrower) have appointed Amegy as Administrative Agent and as Collateral Agent under the Credit Agreement, the other Loan Documents, and the Intercreditor Agreement, and (d) Amegy has accepted such appointments;
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto amend the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, in each case on the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement):
Section 1.     Assignment and Assumption. In lieu of executing and delivering an Assignment and Assumption, each Existing Lender whose Applicable Percentage is decreasing in connection herewith and each Exiting Lender (each an “Assignor” and, collectively, the “Assignors”), and each Existing Lender whose Applicable Percentage is increasing in connection herewith (each an “Assignee” and, collectively, the “Assignees”) hereby agree to, and the Borrower hereby acknowledges and consents to, the following:
(a)     For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the respective Assignees, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such Applicable Percentage in and to all of such Assignor’s Commitments and all related rights and obligations in its capacity as an Existing Lender under the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto (including without limitation, all rights and obligations under the Credit Agreement with respect to any Obligations, Letters of Credit, and Swingline Loans, but excluding, for the avoidance of doubt, all interest and fees accrued pursuant to the Credit Agreement and the other Loan Documents through the Effective Date) as would result in the Assignors and Assignees having the respective Commitments set forth in Schedule 2.01 attached to Exhibit A hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as an Existing Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to subclause (i) above (the rights and obligations sold and assigned by an Assignor pursuant to subclauses (i) and (ii) above being referred to herein collectively as such Assignor’s “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Amendment, without representation or warranty by any Assignor.
(b)     Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of its Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, and (ii) assumes no responsibility with respect to (A) any statements, representations or warranties made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, (C) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (D) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
(c)     Each Assignee (i) confirms that it has received copies of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor, or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)     As of the Effective Date, (i) each Assignee shall be a party to the Credit Agreement (or shall continue to be a party to the Credit Agreement, as applicable) and, to the extent of the interest assigned pursuant to this Amendment, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (ii) each Assignor shall, to the extent of the interest assigned pursuant to this Amendment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall relinquish any Assignor from its rights or release any Assignor from obligations that survive the termination of the Credit Agreement, including such Assignor’s rights and obligations under Article VIII of the Credit Agreement.

(e)     From and after the Effective Date, the Administrative Agent shall make (i) all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor in accordance with its Applicable Percentage (as determined prior to giving effect to this Amendment), regarding such amounts that have accrued prior to the Effective Date and (ii) all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignee in accordance with its Applicable Percentage (as determined after giving effect to this Amendment), regarding such amounts that have accrued on or after the Effective Date.
(f)    The Administrative Agent, the Issuing Bank and the Swingline Lender hereby consent to each Assignor’s assignment of the Assigned Interests to the respective Assignees, waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Amendment, and agree that the terms of this Amendment shall constitute an Assignment and Assumption. The Administrative Agent hereby consents to a one-time waiver of the $3,500 processing and recording fee that would otherwise be payable by each Assignee pursuant to Section 9.04(b)(ii)(C) of the Credit Agreement as a result of the assignment provided for herein.
(g)     By its execution of this Amendment, each of the Exiting Lenders hereby acknowledges and agrees to the terms of this Section 1. Each of the parties hereto hereby agrees and confirms that after giving effect to Sections 1 and 2 of this Amendment, each Exiting Lender’s Commitment shall be terminated and each Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents. Each Exiting Lender agrees that, other than the rights, remedies, and obligations expressly stated to survive such Exiting Lender’s termination as a “Lender” under and pursuant to the Credit Agreement and such Exiting Lender’s right to the payment of amounts owing to such Exiting Lender thereunder, such Exiting Lender (and such Exiting Lender’s Affiliates) shall cease to have any rights, remedies, benefits, and obligations under the Credit Agreement and the other Loan Documents.
Section 2.     Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:
(a)     The Credit Agreement (excluding exhibits and schedules thereto unless otherwise expressly stated in this Section 2) is hereby amended to read as reflected on Exhibit A attached hereto.
(b)    Exhibits B (Form of Commitment Increase Agreement), C (Form of New Lender Agreement), E (Form of Borrowing Request), and I (Form of Compliance Certificate) to the Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibits B, C, E, and I, respectively, attached hereto.
(c)     Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached to Exhibit A hereto.
(d)    All other Schedules and Exhibits to the Credit Agreement are incorporated herein by reference. For the avoidance of doubt, there are no amendments to any other Schedules and Exhibits to the Credit Agreement as of the Effective Date except as expressly stated in this Section 2.
Section 3.Post-Closing Covenants.
(a)     Not later than September 9, 2022 (or such later date as the Administrative Agent may approve in writing), the Loan Parties shall deliver to the Administrative Agent updated insurance certificates evidencing that the Loan Parties maintain the insurance required under Section 5.05 of the Credit Agreement, along with such endorsements with respect thereto as the Administrative Agent may reasonably request.

(b)     Not later than November 9, 2022 (or such later date as the Administrative Agent may approve in writing), the Loan Parties shall establish and maintain their primary treasury management and depository relationship with Amegy.
Section 4.Representations True; No Default. On the Effective Date, the Borrower represents and warrants that:
(a)     this Amendment has been duly authorized, executed and delivered on its behalf; the Credit Agreement, as amended by this Amendment, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    the representations and warranties of Borrower contained in Article III of the Credit Agreement, as amended by this Amendment, are true and correct in all material respects (or, if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Effective Date as though made on and as of the Effective Date, except to the extent that any such representation or warranty is expressly stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date; and
(c)     after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.
Section 5.Expenses. To the extent invoiced reasonably in advance of the Effective Date, the Borrower shall pay to the Administrative Agent all reasonable out-of-pocket expenses incurred in connection with the execution of this Amendment and any amounts outstanding pursuant to Section 9.03 of the Credit Agreement, including the reasonable fees, charges and disbursements of Porter Hedges LLP, counsel for the Administrative Agent.
Section 6.Effectiveness. This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received:
(i)    this Amendment executed by the Borrower, the Guarantors, the Administrative Agent, each Issuing Bank, the Swingline Lender, the Lenders, and the Exiting Lenders (solely with respect to Section 1 hereof);
(ii)     the Agency Transfer Agreement executed by each of the parties thereto;
(iii)    the Collateral Agency Resignation and Appointment Agreement dated as of the Effective Date, among Citibank, as Existing Collateral Agent (as defined therein), Amegy, as Successor Collateral Agent and as Successor Administrative Agent (in each case, as defined therein), the Noteholders party thereto (which constitute the Majority Noteholders), and the Borrower;
(iv)    a promissory note payable to each Lender requesting a promissory note at least one (1) Business Day prior to the date hereof in the amount of its Commitment after giving effect to this Amendment, duly and validly executed and delivered by a duly authorized officer of the Borrower;

(v)     a certificate, dated as of the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (b) and (c) of this Section 6;
(vi)    to the extent any Loans are outstanding or if the Borrower intends to make a Borrowing on the Effective Date, (A) an executed Borrowing Request requesting SOFR Loans in a principal amount at least equal to the principal amount of Eurodollar Loans (as defined in the Credit Agreement prior to giving effect to this Amendment) outstanding on the Effective Date (the “Existing Eurodollar Loans”), and (B) confirmation that the Borrower has prepaid, or concurrently with the funding of Loans on the Effective Date, will prepay, all Existing Eurodollar Loans (the “Existing Eurodollar Loan Prepayment”);
(vii)    such UCC-3 assignments, Mortgage assignments, and other recordable instruments and written notices reasonably requested by the Administrative Agent in order to reflect the assignment of the Liens granted pursuant to the Collateral Documents to Amegy, as Collateral Agent, and the substitution and appointment of any new trustee under any applicable Mortgage;
(viii)    Mortgages executed by each applicable Loan Party with respect to any Material Owned Real Property and Material Leased Property that are not currently Mortgaged Properties, in each case to the extent required under Section 5.13 of the Credit Agreement;
(ix)    a perfection certificate in form reasonably acceptable to the Administrative Agent, executed by each of the Loan Parties;
(x)    the Fee Letter executed by the Borrower and Amegy, as Administrative Agent;
(xi)    an officer’s certificate of each Loan Party, certifying as to incumbency of officers, specimen signatures, true and correct copies of its organizational documents, and resolutions adopted by such Loan Party’s board of directors or other applicable governing body authorizing and approving such Loan Party’s execution of this Amendment and the other documents and instruments executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby;
(xii)    certificates of good standing, existence, or their equivalent with respect to each Loan Party, certified as of a recent date by the appropriate Governmental Authority of the state of its organization and, to the extent requested by Agent, each other state in which it is qualified to do business; and
(xiii)     appropriate lien searches, including UCC searches, in each Loan Party’s jurisdiction of organization and any other jurisdiction reasonably requested by the Administrative Agent, reflecting no Liens encumbering the assets of the Loan Parties other than Permitted Liens.
(b)    Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents, as amended by this Amendment, shall be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Effective Date, except to the extent that any such representation or warranty is expressly stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date.
(c)     After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

(d)     The Borrower shall have paid, and the Administrative Agent shall have received (for itself and for the account of the Lenders, as applicable), the fees required to be paid on the Effective Date pursuant to that certain Fee Letter dated on or about the date hereof, between the Borrower and the Administrative Agent.
(e)    The Administrative Agent shall have received the customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Vinson & Elkins LLP, New York counsel for the Loan Parties, relating to the Loan Parties, this Amendment and any other matters as the Administrative Agent shall reasonably request, and (ii) Jackson Kelly PLLC, West Virginia counsel for the Loan Parties, relating to the Mortgage described in Section 6(a)(viii) above and any other matters as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(f)    All expenses due to the Administrative Agent and the Lenders (including pursuant to Section 5 of this Amendment) shall have been received.
(g)    The Administrative Agent and the Lenders shall have received all requested documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and 31 C.F.R. § 1010.230, to the extent that such documentation is requested at least two (2) Business Days prior to the Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date upon the satisfaction or waiver of all of the foregoing conditions, and such notice will be conclusive and binding.
Section 7.Limited Waivers.
(a)    Limited Waiver of Break Funding Payment. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, any break funding payments required to be made in respect of the Existing Eurodollar Loan Prepayment pursuant to Section 2.14 of the Credit Agreement (as in effect immediately prior to the Effective Date) (the “Breakage Waiver”).
(b)    Limited Waiver of Notice of SOFR Borrowings. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, the three Business Days’ notice requirement contained in Section 2.03 of the Credit Agreement (as amended hereby) solely with respect to the funding of SOFR Loans to occur on the Effective Date (the “Notice Waiver”, and together with the Breakage Waiver, the “Waivers”).
(c)     Waivers Generally. Except as expressly waived herein, all covenants, obligations and agreements of each Loan Party contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the Waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any other Loan Party or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the Waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.
Section 8.Reaffirmation. The Borrower hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which the Borrower is a party to, and the obligations of the Borrower contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, the Borrower hereby confirms the existing security interests granted by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.
Section 9.Miscellaneous Provisions.
(a)    From and after the Effective Date, the Credit Agreement will be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement will continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and each of the other Loan Documents.
(b)    The Credit Agreement and this Amendment will be read and construed as one and the same instrument.
(c)    Any reference in any of the Loan Documents to the Credit Agreement will be a reference to the Credit Agreement as amended by this Amendment.
(d)    This Amendment will be construed in accordance with and governed by the laws of the State of New York and of the United States of America.
(e)    This Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may transmitted and executed by facsimile, portable document format (PDF), and other electronic means, each of which will be deemed an original but all of which together will constitute one and the same instrument.
(f)    The headings herein will be accorded no significance in interpreting this Amendment.
Section 10.Binding Effect. This Amendment is binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor any Lender will not have the right to assign its rights hereunder or any interest herein except in accordance with the terms of the Credit Agreement.
Section 11.Final Agreement of the Parties. This Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements with respect to the matters covered by this Amendment. There are no unwritten oral agreements between the parties hereto with respect to the matters covered by this Amendment.
[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the following parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.
BORROWER:

NRP (OPERATING) LLC,
a Delaware limited liability company

By:	/s/ Christopher J. Zolas
Name:	Christopher J. Zolas
Title:	Chief Financial Officer and Treasurer
Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
as Administrative Agent

By:	/s/ John N. Moffitt
John N. Moffitt
Senior Vice President

LENDERS:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
as an Issuing Bank, as Swingline Lender, and as a Lender

By:	/s/ John N. Moffit
John N. Moffitt
Senior Vice President

Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

CADENCE BANK,
as a Lender

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	EVP

Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

FROST BANK,
as a Lender

By:	/s/ Elise Nieser
Name:	Elise Nieser
Title:	Vice President
Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

THE FIRST BANK AND TRUST COMPANY,
as a Lender

By:	/s/ Hugh Ferguson
Name:	Hugh Ferguson
Title:	Senior Vice President

Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

EXITING LENDERS:

CITIBANK, N.A.,
as an Exiting Lender

By:	/s/ Jim Oleskewicz
Name:	Jim Oleskewicz
Title:	Vice President

Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK,
as an Exiting Lender

By:	/s/ Cameron Hinojosa
Name:	Cameron Hinojosa
Title:	Vice President

Signature Page to Master Assignment and
Fifth Amendment to Third Amended and Restated Credit Agreement

ACKNOWLEDGMENT OF GUARANTORS
TO
FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all Obligations, including without limitation the payment and performance of all Loans now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranty Agreements to cover all Obligations evidenced by the Credit Agreement as same has been created, amended and/or restated by or in connection with this Amendment) and its grant of security interests pursuant to the Security Agreement and the other Collateral Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment. The Guaranty Agreements and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this Amendment and the other Loan Documents to which it is a party or otherwise bound, as amended hereby, are true, correct and complete in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date. Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty Agreement and the other Loan Documents to which each applicable Guarantor is a party.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement, this Amendment or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this Amendment; and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
[Signatures appear on the following page.]

ACIN LLC
GATLING MINERAL, LLC
HOD LLC
INDEPENDENCE LAND COMPANY, LLC
RIVERVISTA MINING, LLC
SHEPARD BOONE COAL COMPANY LLC
WBRD LLC
WILLIAMSON TRANSPORT LLC
WPP LLC
NRP TRONA LLC,
as Guarantors

By:    NRP (Operating) LLC, as sole member of each of the above named Guarantors

By:	/s/ Christopher J. Zolas
Name:	Christopher J. Zolas
Title:	Chief Financial Officer and Treasurer

Signature Page to Acknowledgement of Guarantors
(Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement)

EXHIBIT A

Credit Agreement

[See attached]

EXHIBIT A

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

June 16, 2015

among

NRP (OPERATING) LLC
as Borrower

the Lenders Party Hereto

and

ZIONS BANCORPORATION, N.A. dba AMEGY BANK
as Administrative Agent and Collateral Agent
___________________________

-i-

-ii-

-iii-

SCHEDULES:
Schedule 1.01    --    Mortgaged Properties
Schedule 2.01    --    Commitments
Schedule 3.03 --    Disclosed Matters
Schedule 3.14    --    Subsidiaries
Schedule 3.18    --    Landlord Consents
Schedule 5.14    --    Post-Closing Actions
Schedule 6.01    --    Existing Indebtedness
Schedule 6.02    --    Existing Liens
Schedule 6.08    --    Permitted Asset Sales
Schedule 6.14    --    Existing Restrictions
EXHIBITS:
Exhibit A    --    Form of Assignment and Assumption
Exhibit B    --    Form of Commitment Increase Agreement
Exhibit C    --    Form of New Lender Agreement
Exhibit D    --    Form of Guaranty Agreement
Exhibit E    --    Form of Borrowing Request
Exhibit F    --    Form of Officer’s Certificate
Exhibit G-1    --    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2    --    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3    --    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4    --    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H        Form of Security Agreement
Exhibit I    --    Form of Compliance Certificate
Exhibit J    --    Form of Intercreditor Agreement
-iv-

THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 16, 2015, among NRP (OPERATING) LLC, the LENDERS party hereto, and ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as Administrative Agent and Collateral Agent.
The parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing.
“ABR Loan” means a Loan that bears interest based on the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as administrative agent for the Lenders hereunder, together with its successors in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Agent Parties” has the meaning assigned to such term in Section 9.01(c).
“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1% per annum, and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, Adjusted Term SOFR or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, Adjusted Term SOFR or the Federal Funds Effective Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day during any period between two successive Financial Statement Delivery Dates commencing on the first Financial Statement Delivery Date in such period and ending on the day before the next succeeding Financial Statement Delivery Date, with respect to any ABR Loan, SOFR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable margin per annum set forth in the appropriate column below under the caption “Term SOFR Margin”, “Alternate Base Rate Margin”, or “Commitment Fee”, as the case may be, for the Leverage Ratio for the fiscal period for which such financial statements were delivered as of the Financial Statement Delivery Date:

Leverage Ratio	Term SOFR Margin	Alternate Base Rate Margin	Commitment Fee
Category 1: Less than 1:0:1.0	3.50%	2.50%	0.50%
Category 2: Greater than or equal to 1.0:1.0 but less than 1.5:1.0	3.75%	2.75%	0.50%
Category 3: Greater than or equal to 1.5:1.0 but less than 2.0:1.0	4.00%	3.00%	0.50%
Category 4: Greater than or equal to 2.0:1.0 but less than 2.5:1.0	4.25%	3.25%	0.50%
Category 5: Greater than or equal to 2.5:1.0	4.50%	3.50%	0.50%
Notwithstanding the foregoing, during the period beginning on the Closing Date and ending on the Financial Statement Delivery Date for the fiscal quarter ending September 30, 2022, the Applicable Rate shall be based on Category 1, and thereafter, the Applicable Rate shall be determined in accordance with the preceding table and provisions.
For purposes of the foregoing, (a) if sufficient information does not exist to calculate the Applicable Rate, or the Borrower has not delivered such information to the Administrative Agent on the applicable Financial Statement Delivery Date, the Applicable Rate shall be set at Category 6 in the table above; and (b) if the Leverage Ratio shall change upon delivery of any financial statements required under Section 5.01, such change in the Applicable Rate shall be effective as of the first Business Day following the date on which any such financial statement is delivered, irrespective of whether it is in the middle of an Interest Period or when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 hereof or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Free Cash Flow” means, when determined as of any date on which the Borrower makes any cash Restricted Payment pursuant to Section 6.06(e) (such date, a “date of determination”), an amount equal to (a) the sum of (i) all cash of the Loan Parties that is not restricted cash (as determined in accordance with GAAP) and all Permitted Investments held by the Loan Parties, in each case as of the Fifth Amendment Closing Date and in an aggregate amount of up to $100,000,000 (or, if less, the amount thereof that has not been utilized on and after the Fifth Amendment Closing Date in furtherance of a Restricted Payment made pursuant to Section 6.06(e)) plus (ii) Free Cash Flow for the most recently ended period of four consecutive fiscal quarters for which the Financial Statement Delivery Date has occurred and with respect to which the Borrower has delivered to the Administrative Agent a Compliance Certificate in accordance with Section 5.01(c) (each an “Available Free Cash Flow Period”), minus (b) the aggregate amount of all Restricted Payments made by the Borrower (except to the extent made using Qualified Cash Proceeds) during and since the end of such Available Free Cash Flow Period, and as of such date of determination, pursuant to Sections 6.06(c), (d), and (e), minus (c) the aggregate amount of all investments, loans, and advances made in cash by the Borrower and its Subsidiaries (except (i) any such investments in, and loans and advances to or among, the Loan Parties or (ii) to the extent made Qualified Cash Proceeds) during and since the end of such Available Free Cash Flow Period, and as of such date of determination, pursuant to Sections 6.04(b), (c), (g), (j), (k), and (l).  Notwithstanding anything herein to the contrary, for each fiscal quarter ending prior to September 30, 2023, the constituent component parts of Available Free Cash Flow shall be calculated by including the actual amounts thereof for the period commencing on August 1, 2022 and ending on the last day of such fiscal quarter.
“Available Free Cash Flow Period” is defined in the definition of “Available Free Cash Flow”.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d).
“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the applicable Maturity Date and the date of termination of the Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities; plus (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that, such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day (or such earlier or later date as may be selected by the Administrative Agent) prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days (or such earlier or later date as may be selected by the Administrative Agent) after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means NRP (Operating) LLC, a Delaware limited liability company.
“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect and (b) Swingline Loans.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and made in a form substantially similar to the form attached hereto as Exhibit E attached hereto and incorporated herein by reference or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by Law to remain closed.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.
“Change in Control” means the occurrence of any of the following events: (a) Corbin J. Robertson, Jr., WPP Group and/or one or more of their direct or indirect, wholly-owned subsidiaries cease to own and control more than 50% of the general partnership interests of the General Partner or otherwise cease to Control the General Partner; (b) the General Partner shall cease to own and control, of record and beneficially, directly, 100% of the general partner interests in the Parent; or (c) the Parent shall cease to own and control, of record and beneficially, 100% of the membership interests of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property of any Grantor that is under the terms of the Collateral Documents, subject or purported to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations and also includes the Mortgaged Properties.
“Collateral Agent” means Zions Bancorporation, N.A. dba Amegy Bank, and its successors or permitted assigns in such capacity.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, the Intercreditor Agreement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 5.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.18, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and “Commitments” means the aggregate amount of the Commitments of all the Lenders. Each Lender’s Commitment as of the Fifth Amendment Closing Date is set forth on Schedule 2.01, or in the Assignment and Assumption or Commitment Increase Agreement pursuant to which such Lender shall have assumed or incurred its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Fifth Amendment Closing Date is $102,500,000.
“Commitment Increase Agreement” has the meaning assigned to such term in Section 2.18(a).
“Commitment Increase Notice” has the meaning assigned to such term in Section 2.18.
“Communications” has the meaning assigned to such term in Section 9.01(c).
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated EBITDDA” means, with respect to the Borrower and its Subsidiaries for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense (including any Permitted Tax Distributions), (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Indebtedness hereunder), (c) depletion expense, (d) depreciation and amortization expense, (e) amortization of intangibles and organization costs, (f) any extraordinary non-cash expenses or losses, (g) any non-cash impairment expenses or losses, (h) any fees, expenses, charges or payments related to the Transactions, and (i) any extraordinary, unusual or non-recurring cash income or gains to the extent not included in Consolidated Net Income, and minus, without duplication and to the extent included in the calculation of Consolidated Net Income for such period, (i) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (ii) any cash payments made during such period in respect of non-cash expenses or losses and subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For purposes of calculating Consolidated EBITDDA of the Borrower and its Subsidiaries for any period for the purposes of Section 6.16 and Section 6.17 of this Agreement, (i) the earnings before interest, taxes, depletion, depreciation and amortization calculated as set forth above of any Person or assets acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period as if such acquisition, and the incurrence or assumption of any Indebtedness in connection therewith, had occurred on the first day of such period and based upon the financial statements and other information delivered to the Administrative Agent pursuant to Section 5.01 hereof, and (ii) the earnings before interest, taxes, depletion, depreciation and amortization calculated as set forth above of any Person or assets Disposed of by the Borrower or its Subsidiaries during such period shall be excluded, on a pro forma basis for such period as if such Disposition, and the payment of any Indebtedness in connection therewith, had occurred on the first day of such period and based upon the financial statements and other information delivered to the Administrative Agent pursuant to Section 5.01 hereof.
“Consolidated Indebtedness” means the consolidated Indebtedness of the Borrower and its Subsidiaries.
“Consolidated Interest Expense” means, for any period, the sum of aggregate interest expense and capitalized interest (including the interest portion of any Capital Lease Obligations) of the Borrower and its Subsidiaries determined on a consolidated basis for such period.
“Consolidated Lease Expense” means, for the relevant period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of all rentals in respect of all leases whereunder the Borrower or any Subsidiary is lessee, excluding Capital Lease Obligations to the extent such are included in Consolidated Interest Expense.
“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Subsidiaries, as applicable, (b) the gain (or loss) of any Person (other than a Subsidiary of the Borrower, as applicable) in which the Borrower or any of its Subsidiaries, as applicable, has an ownership interest, except to the extent of cash dividends or similar distributions received by the Borrower, or any of its Subsidiaries, during the relevant period, and (c) the undistributed earnings of any Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such

Subsidiary is not at the time permitted by the terms of any Contractual Obligation or by any Law applicable to such Subsidiary.
“Consolidated Net Tangible Assets” means, with respect to the Borrower as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries, less all assets that are considered to be intangible assets under GAAP.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.20(g), any Lender as reasonably determined by the Administrative Agent, that (a) has failed to (i) fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided, that any such Lender will cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent and the Borrower, or (d) has, or has had a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(g)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.03, or previously disclosed in the Parent’s filings with the SEC or otherwise disclosed in writing to the Administrative Agent and Lenders.
“Dispose” means with respect to any property, to sell, lease, engage in a sale and leaseback with respect thereto, assign, convey, transfer or otherwise dispose thereof. The terms “Disposed” and “Disposition” shall have a correlative meaning.
“dollars” or “$” refers to lawful money of the United States of America.
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or legally enforceable directives issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management or release of any Hazardous Material or to health (with respect to exposure to Hazardous Materials) and safety matters.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to meet the minimum funding standards under Section 430 of the Code or Section 303 of ERISA with respect to a Plan (determined without regard to any waiver of funding provisions therein); (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 8.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.10(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.10(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.10(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date on which such Lender acquires its interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to a Recipient’s failure to comply with Section 2.15(e) and (d) any Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement by and among Borrower, the several lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo, National Association, as Syndication Agent, and the other agents party thereto, dated August 10, 2011, as amended.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements (and any related legislation, rules or official administrative practices) implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
“Fee Letter” means that certain Fee Letter dated as of August 9, 2022, between Zions Bancorporation, N.A. dba Amegy Bank and the Borrower, as amended, restated, supplemented or otherwise modified from time to time, and any other fee letters that may be entered into after the Fifth Amendment Closing Date between the Borrower, the Administrative Agent and/or any of the Joint Lead Arrangers.
“Fifth Amendment Closing Date” means August 9, 2022.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent or the Borrower as applicable.
“Financial Statement Delivery Date” means the earlier of the date on which the financial statements of the Borrower are delivered or are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or Section 5.01(b), as the case may be.
“Flood Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means a rate of interest equal to 0.25%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Free Cash Flow” means, for any Available Free Cash Flow Period, for the Borrower and its Subsidiaries on a consolidated basis, the total of (a) Consolidated EBITDDA for such Available Free Cash Flow Period, minus (b) the increase (or plus the decrease) in non-cash working capital since the last day of the period of four consecutive fiscal quarters ending immediately prior to such Available Free Cash Flow Period, minus (c) the sum of the following amounts, in each case without duplication and to the extent added back in the calculation of Consolidated EBITDDA for such Available Free Cash Flow Period:  (i) cash interest expense; (ii) cash income tax expense (including any Permitted Tax Distributions); and (iii) any other cash charge that reduces the income of the Borrower and its Subsidiaries for such Available Free Cash Flow Period; minus (d) the aggregate amount of all prepayments and repayments of Indebtedness (other than Indebtedness of the type described in clause (c) of the definition thereof) made in cash (other than any such prepayments and repayments to the extent made using Qualified Cash Proceeds) during such Available Free Cash Flow Period, in each case, which cannot be reborrowed pursuant to the terms of such Indebtedness (and for the avoidance doubt, in the case of a voluntary prepayment of Loans, only to the extent accompanied by a simultaneous and equivalent reduction in the Commitments); minus (e) the aggregate amount of capital expenditures (determined in accordance with GAAP) made by the Borrower and its Subsidiaries in cash (other than any such capital expenditures to the extent made using Qualified Cash Proceeds) during such Available Free Cash Flow Period; plus (f) any cash income deducted from or not taken into account in determining Consolidated

EBITDDA for such Available Free Cash Flow Period; provided that, notwithstanding the foregoing, Free Cash Flow for any Available Free Cash Flow Period shall not be less than zero.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“General Partner” means NRP (GP) LP, a Delaware limited partnership and the sole general partner of the Parent.
“Governmental Approval” means (i) any authorization, consent, approval, license, waiver, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, sanction or publication of, by or with; (ii) any notice to; (iii) any declaration of or with; or (iv) any registration by or with, or any other action by or on behalf of, any Governmental Authority.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, local, county, provincial or other, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” means the Borrower and each Wholly Owned Subsidiary of the Borrower in existence on the Closing Date other than NRP Trona and each Person who becomes a grantor under the Security Agreement after the Closing Date.
“Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each Wholly Owned Subsidiary of the Borrower in existence on the Closing Date and each Person (other than BRP LLC, a Delaware limited liability company) who becomes a Material Subsidiary of the Borrower after the Closing Date.
“Guaranty Agreement” means any guaranty agreement executed by a Guarantor in favor of the Revolver Secured Parties in the form attached hereto as Exhibit D.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional purchase or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such

Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Information Memorandum” means the credit investor presentation dated April 2015 relating to the Borrower and the Transactions.
“Intercreditor Agreement” means the collateral agency and intercreditor agreement dated on or about the date hereof, in the form of Exhibit J, among the Agents, the Noteholders, the Borrower and each other Guarantor, and each other Person from time to time party thereto.
“Interest Coverage Ratio” means, at any date, the ratio of (a) Consolidated EBITDDA to (b) (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial information is available.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three, or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date, and (d) no tenor that has been removed from this definition pursuant to Section 2.12(d) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Issuing Bank” means any of the Lenders selected by the Borrower, and agreed to by such Lender in its discretion, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joint Lead Arrangers and Joint Bookrunners” means Zions Bancorporation, N.A. dba Amegy Bank and Cadence Bank, in their capacity as Joint Lead Arrangers and Joint Bookrunners hereunder.
“Joint Venture” means any Person, other than an individual, the Borrower or a Subsidiary of the Borrower, in which the Borrower or a Subsidiary of the Borrower does not hold or acquire a Controlling ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) excluding warrants, options or unexercised rights to acquire or purchase an Equity Interest.
“Law” means all laws, statutes, treaties, ordinances, codes, acts, rules, regulations, Governmental Approvals and orders of all Governmental Authorities, whether now or hereafter in effect.
“LC Commitment” means that portion of the Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $30,000,000.
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or converted into a Loan pursuant to Section 2.04(e) at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lease” means any lease, mineral lease, mining agreement or other agreement to which the Borrower or any Subsidiary is a party and pursuant to which one Person transfers or grants to another Person the right to extract, mine or otherwise remove coal.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, or Commitment Increase Agreement other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Collateral Account” shall have the meaning set forth in Section 2.04(k).
“Leverage Ratio” means, at any date, the ratio of (a) Consolidated Indebtedness at such date to (b) Consolidated EBITDDA for the four consecutive fiscal quarters most recently ended on or prior to such date for which financial information is available.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means, as of any date of determination, an amount equal to (a) the sum of all cash of the Loan Parties that is not restricted cash (as determined in accordance with GAAP) and all Permitted Investments held by the Loan Parties, in each case to the extent such cash and Permitted Investments are subject to a first-priority perfected security interest in favor of the Collateral Agent or are held in deposit accounts maintained with Lenders (subject only to Permitted Encumbrances), provided that, the aggregate amount of cash and Permitted Investments that may be included in the calculation of Liquidity pursuant to this clause (a) shall not exceed the amount included in Liquidity pursuant to clause (b) of this definition; plus (b) the aggregate amount of unused Commitments on such date available to be drawn.
“Loan Documents” means this Agreement, the Guaranty Agreements, any promissory notes executed in connection herewith, the Letters of Credit (and any applications therefor and reimbursement agreements relating thereto), the Intercreditor Agreement, the other Collateral Documents, the Fee Letter, to the extent in effect, any intercreditor agreements entered into in accordance with the terms of this Agreement, any amendment or supplement to, or modification of, this Agreement or any of the other agreements referenced in this definition, and any other agreements and documents executed and delivered in connection with this Agreement.

“Loan Party” and “Loan Parties” means, singularly and collectively, the Borrower and each Guarantor.
“Loans” and “Revolving Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.
“Material Contract” means any individual Lease or, collectively, group of Leases, from the Borrower or any of its Subsidiaries to a single operator or such operator’s Affiliates which either (i) accounted for twenty percent (20%) or more of the gross consolidated revenues of the Borrower and its Subsidiaries for the previous fiscal year, or (ii) is projected to account for twenty percent (20%) or more of the gross revenues of the Borrower and its Subsidiaries for the current fiscal year.
“Material Indebtedness” means Indebtedness (other than the Loans) and obligations in respect of one or more Swap Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Leased Property” means each quarry, mine, reserve or other site and the improvements thereto in which a Grantor has a leasehold interest and which (a) with respect to any such real property that is acquired by a Grantor after the Closing Date, is expected to generate in excess of $5,000,000 in revenue for the 12-month period commencing on the date the acquisition is consummated or (b) otherwise, has generated in excess of $5,000,000 of the revenue reflected in the last audited financial statements delivered pursuant to Section 5.01(a).
“Material Owned Real Property” means real property with respect to which a Grantor is the owner and which (a) with respect to any such real property that is acquired by a Grantor after the Closing Date, is expected to generate in excess of $5,000,000 in revenue for the 12-month period commencing on the date the acquisition is consummated or (b) otherwise, has generated in excess of $5,000,000 of the revenue reflected in the last audited financial statements delivered pursuant to Section 5.01(a).
“Material Subsidiary” means, as of a determination date, any Subsidiary (other than a Joint Venture) whose (a) contribution to Consolidated EBITDDA for the immediately preceding fiscal quarter as determined in accordance with GAAP, or (b) book value of total assets at the last day of the immediately preceding fiscal quarter as established in accordance with GAAP, is, in each case, equal to or greater than 5% of (i) Consolidated EBITDDA of the Borrower and its Subsidiaries for the immediately preceding fiscal quarter as determined in accordance with GAAP or (ii) consolidated book value of total assets of the Borrower and its Subsidiaries as established in accordance with GAAP, respectively, in each case as reflected in the financial statements covering such immediately preceding fiscal quarter and delivered to the Administrative Agent and the Lenders pursuant to the terms hereof; provided that if, at any time and from time to time after the Closing Date, Subsidiaries that are not Material Subsidiaries have, in the aggregate, (a) consolidated book value of total assets at the last day of such fiscal quarter equal to or greater than 10.0% of the consolidated book value of total assets of the Borrower and its Subsidiaries at such date or (b) contribution to Consolidated EBITDDA during such fiscal quarter equal to or greater than 10.0% of the Consolidated EBITDDA of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the applicable Financial Statement Delivery Date designate in writing to the Administrative Agent one or more of such Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable. Upon any such Subsidiary being designated as a Material Subsidiary pursuant to the preceding sentence, such Subsidiary will comply with Section 5.13. The Material Subsidiaries as of the Closing Date are set forth on Schedule 3.14.

“Maturity Date” means August 9, 2027; provided that if as of the Springing Maturity Date, any Parent Notes remain outstanding and have a stated maturity date that will not occur later than 180 days after the Maturity Date with respect to the Commitments, then the Maturity Date with respect to the Commitments shall be the Springing Maturity Date.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means any deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance reasonably satisfactory to the Collateral Agent covering the Mortgaged Properties.
“Mortgaged Properties” shall mean, initially, the real property interests of the Grantors in and to the quarries, mines, reserves or other sites described on Schedule 1.01 and the improvements thereto and any Material Owned Real Property or Material Leased Property that is subjected to a Mortgage after the Closing Date in accordance with Section 5.13 and the improvements thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means the excess, if any, of (i) the sum of cash or Permitted Investments received in connection with such transaction (including any cash or Permitted Investments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the reasonable and customary out-of-pocket expenses, fees, and sales and brokerage commissions incurred by the Borrower or such Subsidiary in connection with such transaction, including cash reserves for adjustments in respect of the sale price or contingent liabilities with respect to such asset or property, (B) the principal amount of any Indebtedness that is secured by the applicable asset or property and that is required to be repaid and is repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (C) Taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result thereof (including any Permitted Tax Distributions); provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such sale, transfer or disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, and (D) with respect to any amounts that would otherwise constitute “Net Cash Proceeds” received by any Subsidiary that is not a Guarantor, any amounts paid to any direct or indirect owner of Equity Interests of such Subsidiary that is not an Affiliate of the Borrower on a pro rata basis (or more favorable basis from the perspective of the Borrower) based on their relative ownership interests or otherwise in accordance with the terms of the applicable constituent documents to which such non-Affiliate of the Borrower is party or has an interest, it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Permitted Investments received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any sale, transfer or disposition.
“New Lender” has the meaning assigned to such term in Section 2.18(c).
“New Lender Agreement” has the meaning assigned to such term in Section 2.18(c).
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of each Lender or each affected Lender in accordance with the terms of Section 9.02(b) and (b) has been approved by the Required Lenders.
“Note Purchase Agreements” means those certain Note Purchase Agreements dated June 19, 2003 among the Borrower and the holders of the Notes (the “Purchasers”), as amended by that certain First Amendment to Note Purchase Agreements dated as of July 18, 2005, that certain Second Amendment to Note Purchase Agreement dated as of March 28, 2007, that certain Third Amendment to Note Purchase Agreements dated as of June 16, 2015, and that certain Fourth Amendment to Note Purchase Agreements dated as of September 9, 2016 and as supplemented by that certain First Supplement to Note Purchase Agreements dated as of July 19, 2005, that certain Second Supplement to Note Purchase Agreements dated as of March 28, 2007, that certain Third Supplement to Note Purchase Agreements dated as of March 25, 2009 and that certain Fourth Supplement to Note Purchase Agreements dated as of April 20, 2011, and as further amended, restated, supplemented or otherwise modified from time to time.
“Noteholders” has the meaning assigned to such term in the Intercreditor Agreement.
“Notes” has the meaning assigned to such term in the Note Purchase Agreements.
“NRP Trona” means NRP Trona, LLC, a Delaware limited liability company.
“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Loan Party to any Revolver Secured Party of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Loan Party under the terms of this Agreement or any other Loan Document and any indemnification obligations payable by any Loan Party arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Administrative Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, in any such case to the extent advanced to or owing by any Loan Party or any Subsidiary of any Loan Party under this Agreement, the Loan Documents and any amendments, extensions, renewals or increases thereto, including, subject to Section 9.03, all costs and expenses of Administrative Agent, Issuing Bank, Swingline Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing (including but not limited to reasonable attorneys’ fees and expenses) and all obligations of any Loan Party to Administrative Agent, Issuing Bank, Swingline Lender or Lenders to perform acts or refrain from taking any action.
“Omnibus Agreement” means that certain First Amended and Restated Omnibus Agreement, dated April 22, 2009, by and among the General Partner, the Parent, the Borrower, GP Natural Resource Partners LLC, WPP Group and Robertson Coal Management LLC, which provides, among other things, certain non-competition provisions and indemnities for environmental and tax liabilities.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment by a Lender (an “Assignment Tax”), other than an assignment made pursuant to Section 2.17, if such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than connections arising from having executed, delivered, become a party to, performed tis obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Parent” means Natural Resource Partners L.P., a Delaware limited partnership.
“Parent Notes” means the 9.125% Senior Notes due 2025 issued by Parent and NRP Finance Corporation, as such Senior Notes are amended, amended and restated, supplemented, exchanged, refinanced, or otherwise modified from time to time.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Parent dated as of March 2, 2017, as amended, amended and restated or otherwise modified from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties;
(g)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Loan Parties;
(h)    licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Loan Parties;
(i)    the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;
(j)    any Lien in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control or similar revenue bonds;

(k)    any easements, exceptions or reservations in any property or assets granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal, timber or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment which are incidental to, and do not materially interfere with, the ordinary conduct of the Loan Parties’ business; and
(l)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution;
provided that, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness except as otherwise permitted above.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper, asset-backed securities, auction rate securities or similar instruments maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 from S&P or P-2 from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(f)    securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and
(g)    shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, except that with respect to the maturities of the assets included in such funds the requirements of clauses (a) through (f) shall not be applied to the individual assets included in such funds but to the weighted-average maturity of all assets included in such funds.
“Permitted Liens” means all liens permitted pursuant to Section 6.02.
“Permitted Parent Payment” means cash dividends to Parent not to exceed an amount necessary to permit Parent to pay (a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence, (b) reasonable and customary corporate expenses and operating expenses relating to maintaining their ownership interest in the Borrower (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, insurance, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to directors and board of director observers) and (c) to fund interest payments in respect of the Parent Notes and the Preferred Stock.
“Permitted Tax Distributions” means with respect to any taxable period or portion thereof during which the Borrower is a passthrough entity (including a partnership or a disregarded entity) for U.S. federal income tax purposes, dividends or distributions by the Borrower to any holder of Equity Interests in the Borrower, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis such that each holder (or its direct or indirect owners) receives, in the aggregate for such period, payments or distributions in the minimum amount sufficient to enable such holder (or its direct or indirect owners) to pay its U.S. federal, state and local and foreign income taxes (as applicable) attributable to its direct or indirect ownership of the Borrower with respect to such taxable period (assuming that each such holder (or its direct and indirect owners) is subject to tax at the highest combined marginal U.S. federal, state and local income tax rates (including, to the extent applicable, any tax rate imposed on “net investment income” by Section 1411 of the Code) applicable to an individual or, if higher, a corporation, resident in New York New York), determined by (1) taking into account (A) the alternative minimum tax, (B) any adjustment to such holder’s taxable income with respect to such taxable period attributable to its direct and indirect ownership of the Borrower and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any taxable period or portion thereof, and (C) the character (e.g., long-term or short-term capital gain or ordinary) of the applicable income) and (2) not taking into account, to the extent applicable, (A) the effect of any deduction under Section 199A of the Code and (B) the deductibility of state and local income taxes for U.S. federal income tax purposes.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 9.01(c).
“Pledged Debt” has the meaning specified in Section 1.1 of the Security Agreement.
“Pledged Equity Interests” has the meaning specified in Section 1.1 of the Security Agreement.
“Preferred Stock” means the Class A Convertible Preferred Units representing limited partner interests in the Parent and any other classes of preferred units issued by the Parent from time to time, the terms of which are set forth in the Partnership Agreement.
“Prime Rate” means the rate of interest per annum publicly last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Purchase Agreement” means the Purchase Agreement dated as of January 23, 2013, by and among Anadarko Holding Company, Big Island Trona Company, NRP Trona, and the Borrower.
“Purchasers” has the meaning assigned to such term in the definition of “Note Purchase Agreements.”
“Qualified Cash Proceeds” means, for any applicable period, collectively, (a) the amount of any cash equity contributions received by the Borrower from Parent, (b) the net cash proceeds received by the Borrower and its Subsidiaries in respect of any Indebtedness permitted under Section 6.01, (c) the net amount of any cash insurance proceeds or cash condemnation proceeds received by the Borrower and its Subsidiaries as a result of any casualty or condemnation event or loss affecting any of their respective assets, and (d) the amount of cash asset sale proceeds received in respect of any sale, transfer, or disposition of assets or properties permitted under Section 6.08 that are not applied to the repayment of Indebtedness pursuant to Section 2.09(d).
“Re-Allocation Date” has the meaning assigned to such term in Section 2.18(e).
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.
“Refinancing Indebtedness” has the meaning specified in Section 6.01(d).
“Register” has the meaning assigned to such term in Section 9.04.
“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning assigned to such term in Section 8.06.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the total Revolving Credit Exposures or, if at such time no Lenders have Revolving Credit Exposure, Lenders having unused Commitments representing more than 50% of the unused Commitments at such time. The Revolving Credit Exposure and Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Response” means (a) “response” as such term is defined in CERCLA, 42 U.S.C. §9601(25), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate, or in any other way address any Hazardous Material in the environment; (ii) prevent the release of any Hazardous Material; or (iii) perform studies and investigations in connection with clause (i) or (ii) above.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolver Secured Parties” means, collectively, each Agent, each Lender, the Swingline Lender, each Issuing Bank and any lenders under any Refinancing Indebtedness incurred in respect of the Indebtedness of such Persons.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans, its LC Exposure and Swingline Exposure at such time.
“S&P” means Standard & Poor’s.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Second Amendment” means the Second Amendment to this Agreement dated as of the Second Amendment Closing Date.
“Second Amendment Closing Date” means March 2, 2017.
“Secured Obligations” has the meaning assigned to such term in the Intercreditor Agreement.
“Secured Parties” has the meaning assigned to such term in the Intercreditor Agreement.
“Security Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, in the form of Exhibit H, by and among the Collateral Agent and each of the Grantors.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (b) of the definition of “Alternate Base Rate”.
“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, taking into account the possibility of refinancing such debt or selling such assets, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Springing Maturity Date” means the date that is 180 days prior to the stated maturity date of the Parent Notes then outstanding.
“subsidiary(ies)” means, singularly and collectively, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.19.
“Swingline Participation Amount” has the meaning assigned to such term in Section 2.19(c).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:
ABR Loans:

0.10%
SOFR Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Commitment” means an amount equal to the sum of the Lenders’ Commitments.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the granting of the Liens to secure the Obligations, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(e).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Wholly Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly Owned Subsidiaries.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Administrative Agent.
“WPP Group” means, collectively, Western Pocahontas Properties Limited Partnership, a Delaware limited partnership, Great Northern Properties Limited Partnership, a Delaware limited partnership, and New Gauley Coal Corporation, a West Virginia corporation.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “SOFR Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. No provision of this Agreement or any other Loan Document shall be construed or interpreted to the disadvantage of any party hereto by reason of such party’s having, or being deemed to have, drafted, structured, or dictated such provision.
SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to the Borrower and the Required Lenders.
SECTION 1.05. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligations or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.06. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

The Credits
SECTION 2.01. Commitments.
(a)Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the aggregate Revolving Credit Exposure of all Lenders exceeding the total Commitments.

(b)Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Loans.
SECTION 2.02 Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective available Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000 and not less than $100,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) SOFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone and promptly confirm thereafter in writing pursuant to a Borrowing Request (a) in the case of a SOFR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the aggregate amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(iv)in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any other Person, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure shall not exceed the LC Commitment and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date with respect to the Commitments; provided, however, that any Letter of Credit with a one year term may provide for the renewal thereof for additional one year periods which shall in no event extend beyond the date that is five Business Days prior to the Maturity Date with respect to the Commitments unless cash collateral, as set forth in Section 2.04(k) below shall have been granted to the Issuing Bank as security for the Indebtedness under such Letter of Credit no later than five Business Days prior to the Maturity Date, in which case such cash collateralized Letter of Credit shall not have an expiration date later than one year after the Maturity Date with respect to the Commitments.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt of a notice from Borrower requesting the issuance of a Letter of Credit in accordance with Section 2.04(b), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s participation in such Letter of Credit.
(e)Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h), (i) or (j) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Funds held in such account shall be invested in money market funds of the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no other obligation to make any other investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in such account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(k)In the event any Letters of Credit shall be outstanding according to their terms after the Maturity Date with respect to the Commitments, the Borrower shall pay to the Administrative Agent, no later than the date that is five Business Days prior to the Maturity Date with respect to the Commitments, an amount equal to the undrawn amount of such Letters of Credit to be held in a special interest bearing cash collateral account pledged to the Administrative Agent (the “Letter of Credit Collateral Account”). The Borrower and the Administrative Agent shall establish the Letter of Credit Collateral Account and the Borrower shall execute all documents and agreements, including the Administrative Agent’s standard form of assignment of deposit accounts, that the Administrative Agent reasonably requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Administrative Agent, for the benefit of the Lenders, a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Letter of Credit Collateral Account, whenever established, in all funds held in the Letter of Credit Collateral Account from time to time, and in all proceeds thereof as security for the payment of all Indebtedness existing under the Loan Documents. Funds held in the Letter of Credit Collateral Account shall be held as cash collateral for obligations described in this Section 2.04 and all other Indebtedness under the Loan Documents and promptly applied by the Administrative Agent at the request of the Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur in the future during such time as the Borrower has any outstanding obligations to the Issuing Bank. To the extent that any surplus funds are held in the Letters of Credit Collateral Account above the undrawn amount of any outstanding Letters of Credit, during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Letter of Credit Collateral Account as cash collateral or (B) apply such surplus funds to satisfy any outstanding Indebtedness under the Loan Documents. If no Default exists, the Administrative Agent shall release to the Borrower at the Borrower’s written request any funds held in the Letter of Credit Collateral Account above the amount required by this Section. Funds held in the Letter of Credit Collateral Account shall be invested in money market funds of the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no other obligation to make any other investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.
SECTION 2.05. Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.06. Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07. Termination and Reduction of Commitments.
(a)Unless previously terminated, the applicable Commitments shall terminate on the applicable Maturity Date.
(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Commitments.
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent and such Commitments shall not be reinstated. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.08. Repayment of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each applicable Loan on the earlier of the Maturity Date and the applicable date of termination of the Commitments and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earliest of the Maturity Date, the date of termination of the Commitments and thirty (30) days after such Swingline Loan is made; provided that on each date that a Borrowing of a Loan is made pursuant to Section 2.01, the Borrower shall repay all Swingline Loans then outstanding.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender in clause (b) and the accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, to such payee and its registered assigns).
SECTION 2.09. Prepayment of Loans.
(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing (including any Borrowing under a Swingline Loan) in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that each such prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.
(b)In the event and on each occasion that the aggregate Revolving Credit Exposures exceed the aggregate Commitments, the Borrower shall prepay Loans or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount necessary to eliminate such excess.
(c)In the event that the Borrower or any of its Subsidiaries is required to prepay Indebtedness under the Note Purchase Agreements as a result of a sale, transfer or disposition of any property, real, personal or mixed (other than pursuant to Section 2.09(d) or any corresponding provision incorporated into the Note Purchase Agreements), the Borrower or such Subsidiary shall prepay, on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Indebtedness under the Note Purchase Agreements at such time), the Loans hereunder and Indebtedness under the Note Purchase Agreements.
(d)If the Borrower or any of its Subsidiaries sells or otherwise transfers or disposes of any property, real, personal or mixed, whether now owned or hereafter acquired, pursuant to Section 6.08(ii) or (iv) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall: (i) prior to the Specified Date (as defined in the Note Purchase Agreements (as in effect on the Second Amendment Closing Date) (x) prepay an aggregate principal amount of Loans equal to 75% of such Net Cash Proceeds promptly, and in any event within three (3) Business Days, upon receipt thereof by such Person and (y) apply the remaining Net Cash Proceeds to offer to prepay the Notes as set forth in Section 8A(a)(i) of the Note Purchase Agreements (as in effect on the Second Amendment Closing Date) and (ii) on or after the Specified Date, apply the portion of such Net Cash Proceeds constituting Excess Proceeds (as defined in the Note Purchase Agreements (as in effect on the Second Amendment Closing Date) to prepay the Loans, offer to prepay the Notes, and prepay any other Senior Debt (as defined in the Note Purchase Agreements (as in effect on the Second Amendment Closing Date) that is being prepaid from such Excess Proceeds on a ratable basis. Any prepayment of Loans pursuant to this clause (d) shall not result in a reduction of Commitments.
(e)The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Except with respect to a partial prepayment pursuant to Section 2.09(d), each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Except with respect to a prepayment pursuant to Section 2.09(d), each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.
SECTION 2.10. Fees.
(a)The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 2.20) a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the applicable Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 2.20) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to SOFR Loans for such Lender on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to un-reimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of one eighth of one percent (0.125%) per annum, on the average daily amount of the LC Exposure (excluding any portion thereof attributable to un-reimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s reasonable and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)The Borrower agrees to pay to the Joint Lead Arrangers and Joint Bookrunners, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Joint Lead Arrangers and Joint Bookrunners.
(e)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders or to the Joint Lead Arrangers and Joint Bookrunners, as applicable. Fees paid shall not be refundable under any circumstances.
SECTION 2.11. Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each SOFR Borrowing shall bear interest at a rate equal to Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)Upon the occurrence of an Event of Default under clauses (a), (b), (h) or (i) of Section 7.01, or at the election of Required Lenders (or the Administrative Agent at the direction of the Required

Lenders), upon the occurrence of any other Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Applicable Rate plus two (2%) percent per annum (the “Default Rate”); provided that any such election by the Required Lenders may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 to the contrary.
(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the applicable Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR, and SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)The Loans comprising Swingline Loans shall bear interest at the Alternate Base Rate.
SECTION 2.12. Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
SECTION 2.13. Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;
(ii)subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation to payments to such Lender in respect thereof (other than (A) Indemnified Taxes or Other Taxes indemnifiable under Section 2.15 or (B) any Excluded Taxes); or
(iii)impose on any Lender or the Issuing Bank any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such

Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.15. Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document to the Administrative Agent or any Lender shall (except to the extent required by applicable Law) be made free and clear of and without deduction for any Taxes; provided that if any applicable Withholding Agent shall be required to deduct any Taxes from such payments, then (i) if the Tax in question is an Indemnified Tax or an Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b)In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except for any interest, penalties or expenses to the extent such sums are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as applicable. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Neither the Administrative Agent nor any Lender shall be entitled to receive any payment with respect to any interest, penalties or expenses in respect of a particular indemnification claim to the extent such amounts result from the failure of the Administrative Agent or such Lender to notify the Borrower of such indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the Tax assessment or deficiency giving rise to such claim.
(d)As soon as practicable after any payment of any Taxes under any Loan Document by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Any Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.15(e).
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two copies of whichever of the following is applicable:
(1)executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;
(2)executed originals of IRS Form W-8ECI (or any successor form);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B)

of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor form); or
(4)to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner(s);
(C)any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)On or before the date any successor or replacement to Zions Bancorporation, N.A. dba Amegy Bank becomes the Administrative Agent hereunder, such successor or replacement shall deliver to the Borrower two executed originals of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding.
Each Lender and the Administrative Agent agrees that if any documentation (including any specific documentation required above in this Section 2.15(e)) it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.
(f)If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.15(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.
(g)For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.15, include any Issuing Bank and any Swingline Lender.
SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, Section 2.14 or Section 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1717 West Loop South, 23rd Floor, Houston, Texas 77027, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person ratably among the parties entitled thereto promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, un-reimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and un-reimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and un-reimbursed LC Disbursements then due to such parties.
(c)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any

Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of subclause (b) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.16(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.
(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or Section 2.04(e), Section 2.05(b), Section 2.16(c) or Section 2.16(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
(a)If (i) any Lender requests compensation under Section 2.13, or (ii) if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any un-reimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Non-Consenting Lender, or if any Lender is a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations and, with respect to an assignment from a Non-Consenting Lender, shall consent to such requested amendment, waiver or other modification to the Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.18. Increase of Commitments.
(a)So long as, after giving pro forma effect to any such increase, (x) no Default or Event of Default has occurred and is continuing on the date thereof and (y) the Borrower is in compliance with the covenants set forth in Sections 6.16 and Section 6.17  (assuming for purposes of this Section 2.18(a) that the Commitments, including any proposed increase in Commitments, are fully drawn) (as evidenced by a certificate of a Financial Officer delivered to the Administrative Agent on the date the Borrower submits a Commitment Increase Notice), the Borrower may at any time and from time to time request an increase of the aggregate Commitments by notice under Section 2.18(a) or (b) to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be at least $10,000,000, (ii) the cumulative increase in Commitments pursuant to this Section 2.18 on or after the Fifth Amendment Closing Date shall not exceed $30,000,000, (iii) the Commitment of any Lender may not be increased without such Lender’s consent, and (iv) the aggregate amount of the Lenders’ Commitments shall not exceed $132,500,000, in each case with respect to clauses (i), (ii) and (iv) above, without the approval of the Required Lenders. If the Borrower elects to increase the aggregate Commitments by increasing the Commitment of a Lender, the Borrower, the Administrative Agent and such Lender shall execute an agreement (a “Commitment Increase Agreement”), in substantially the form attached hereto as Exhibit B, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and the definition of “Commitment” in Section 1.01 and Schedule 2.01 hereof shall be deemed to be amended to reflect such increase. No Lender shall have any obligation whatsoever to agree to increase its Commitment. Each Commitment Increase Agreement shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other increasing Lenders.
(b)The Borrower may, in its sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed), offer to one or more additional banks or financial institutions the opportunity to participate in all or a portion of the increased Commitments pursuant to paragraph (c) below by notifying the Administrative Agent with a Commitment Increase Notice. Promptly and in any event within five (5) Business Days after receipt of a Commitment Increase Notice from the Borrower of its desire to offer to the additional banks or to financial institutions identified therein or such additional banks or financial institutions identified by the Administrative Agent and approved by the Borrower, the Administrative Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of the increased Commitments.
(c)Any additional bank or financial institution that the Borrower selects to offer participation in the increased Commitments shall execute and deliver to the Administrative Agent a New Lender Agreement (a “New Lender Agreement”), in substantially the form attached hereto as Exhibit C, setting forth its Commitment, and upon the effectiveness of such New Lender Agreement such bank or financial institution (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender and the definition of “Commitment” in Section 1.01 and Schedule 2.01 hereof shall be deemed amended to increase the aggregate Commitments of the Lenders by the Commitment of such New Lender, provided that the Commitment of any New Lender shall be an amount not less than $5,000,000. Each New Lender Agreement shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other New Lenders.
(d)The effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent. Once a New Lender Agreement or Commitment Increase Agreement becomes effective, the Administrative Agent shall reflect the increases in the Commitments effected by such agreements by appropriate entries in the Register.
(e)If any bank or financial institution becomes a New Lender pursuant to Section 2.18(c) or any Lender’s Commitment is increased pursuant to Section 2.18(a), additional Loans made on or after, participations in Letters of Credit issued on or after, and participations in Swingline Loans made on or after, the effectiveness thereof (the “Re-Allocation Date”) shall be made pro rata based on their respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata Loans or participations in Letters of Credit or Swingline Loans, as the case may be, would result in any Lender exceeding its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto or, in the case of ABR Loan, on the date of such increase, and the making of new Loans of the same Type pro rata based on the respective Commitments in effect on and after such Re-Allocation Date.
(f)If on any Re-Allocation Date there is an unpaid principal amount of SOFR Loans, such SOFR Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such SOFR Loans will be paid thereon to the respective Lenders holding such SOFR Loans pro rata based on the respective principal amounts thereof outstanding.
SECTION 2.19. Swingline Loans.
(a)Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower on any Business Day during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Credit Exposure exceeding the Total Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 p.m. (Houston time), on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of a drawing under a Letter of Credit as provided in Section 2.04(e), by remittance to the Issuing Bank) by 2:00 p.m. (Houston time) on the requested date of such Swingline Loan.
(c)The Swingline Lender may by written notice given to the Administrative Agent not later than 9:00 a.m. (Houston time) on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lender will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans (the “Swingline Participation Amount”). Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)No Defaulting Lender shall be entitled to receive any commitment fee under Section 2.10(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(b)The Commitment and Revolving Credit Exposure of the Defaulting Lender will not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), except that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects the Defaulting Lender differently than other affected Lenders will require the consent of the Defaulting Lender.
(c)If any Swingline Exposure or any LC Exposure exists at the time a Lender is a Defaulting Lender, then
(i)all or any part of such Defaulting Lender’s Swingline Participation Amount and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within five Business Days following notice by the Administrative Agent given no later than 12:00 Noon, New York City time (x) first, prepay the Swingline Participation Amount of the Defaulting Lender to the Swingline Lender and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.20(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.20(c)(i), then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages with the balance of such fee, if any, being retained by the Borrower for its own account or, to the extent any LC Exposure shall then be outstanding, being payable to the Issuing Bank for its own account to the extent such fee relates to the amount of such LC Exposure or, to the extent any Swingline Participation Amount shall then be outstanding, being payable to the Swingline Lender for its own account to the extent such fee relates to the amount of such Swingline Participation Amount; or
(iv)if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(c), then, without prejudice to any rights or remedies of any Issuing Bank or Lender hereunder, the fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) pursuant to Section 2.10(b)(i) shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.
(d)So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that the participations therein will be fully allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) above and the Defaulting Lender shall not participate therein and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in the L/C Obligations related to any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully cash collateralized in accordance with Section 2.20(c)(ii).
(e)Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.16(c) but excluding Section 2.17(b)) will, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder, (iii) third, to cash collateralize any participating interest in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iv) fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20(c)(ii), (vi) sixth, pro rata, to the payment of any amounts then owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC

Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their Applicable Percentages without giving effect to Section 2.20(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(f)If any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to be replaced in accordance with Section 2.17(b).
(g)In the event that the Administrative Agent, the Borrower, each Issuing Bank and the Swingline Lender each agrees in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of the Loans of the other Lenders (other than Swingline Loans) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.20(c)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

Representations and Warranties
Each Loan Party represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers. Each Loan Party is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and each Loan Document have been duly executed and delivered by the Loan Parties thereto and constitute legal, valid and binding obligations of such Loan Parties thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. No Undisclosed Liabilities. The Loan Parties have no material liabilities or obligations of any nature except for (i) liabilities or obligations reflected or reserved against in the financial statements described in Section 3.05 below or in the financial statements most recently delivered by the Borrower pursuant to Section 5.01, as applicable, (ii) current liabilities incurred in the ordinary course of business since the date of such financial statements, (iii) liabilities or obligations that are not required to be included in financial statements prepared in accordance with GAAP, and (iv) those set forth in Schedule 3.03 attached to this Agreement or previously disclosed in the Parent’s filings with the SEC or otherwise disclosed in writing to the Administrative Agent and the Lenders.

SECTION 3.04. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to the Loan Documents, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon any Loan Party, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party (other than Liens created by the Loan Documents) except with respect to clauses (a) and (b)(i) above as could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.05. Financial Condition; No Material Adverse Change.
(a)The Borrower has heretofore furnished to the Lenders the Borrower’s consolidated balance sheet and statements of income and cash flows as of and for the fiscal year ended 2014, reported on by Ernst & Young L.L.P., independent public accountants certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.
(b)Since December 31, 2015, no event has occurred that could reasonably expected to have a Material Adverse Effect.
SECTION 3.06. Properties.
(a)Each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that would not reasonably be expected to have a Material Adverse Effect.
(b)Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the Loan Parties do not own (or hold a license to use) any intellectual property which is material to the ordinary conduct of business of the Loan Parties.
(c)Schedule 1.01 sets forth a complete and accurate list, as of the Closing Date, of the quarries, mines, reserves or other sites and the improvements thereto held by the Grantors that are reasonably expected to constitute Material Owned Real Property or Material Leased Property for the calendar year ending December 31, 2015.
SECTION 3.07. Litigation and Environmental Matters.
(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or is reasonably expected to result in, a Material Adverse Effect.
SECTION 3.08. Compliance with Laws and Agreements. Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.09. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.10. Taxes. Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 3.11.0 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect.
SECTION 3.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (other than projections, estimates, budgets and other forward-looking information, and other information of a general economic or industry specific nature) prepared by the Borrower and furnished to the Agents or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, all projected financial information prepared by the Borrower and furnished to the Agents or any Lender in connection with the Transactions represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).
SECTION 3.13. Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters to the extent that such violation could reasonably be expected to have a Material Adverse Effect.
SECTION 3.14. Subsidiaries. Schedule 3.14 (i) lists, for each Subsidiary of the Borrower as of the date hereof, its full legal name, its jurisdiction of organization, the number of shares of capital stock or other Equity Interests outstanding and the owner(s) of such shares or Equity Interests and (ii) contains a complete list of all of Borrower’s Material Subsidiaries.
SECTION 3.15. Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said Regulation T, U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulation T, U or X.
SECTION 3.16. Licenses and Permits. Each Loan Party possesses all licenses, permits, authorizations, registrations, approvals and similar rights necessary under Law for such Person to conduct its operations as now being conducted, each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Person, and such Person is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except where, in each case, such failure to possess, such invalidity, or such noncompliance would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.17. Senior Debt Status. As of the Fifth Amendment Closing Date, all Indebtedness outstanding under the Loan Documents constitutes senior Indebtedness of the Borrower and ranks at least pari passu in priority of payment with all other Indebtedness owed by the Borrower, except Indebtedness of the Borrower which may be secured by Permitted Encumbrances permitted pursuant to Section 6.02.
SECTION 3.18. Leases. Each Lease to which any Loan Party is a party is in full force and effect and there is no default thereunder and no event has occurred or is occurring which after notice or lapse of time or both will result in such default, except for defaults which could not reasonably be expected to have a Material Adverse Effect. Each lessee under the Leases is paying royalties currently due under its respective Lease directly to Borrower or its Subsidiaries and, with the exception of payment of the minimum royalties required thereunder, lessee has not prepaid any sums payable by any lessee under any of the Leases, except to the extent such non-payment or prepayment could not reasonably be expected to have a Material Adverse Effect. Subject to Section 5.14 below and except as set forth on Schedule 3.18, as of the Closing Date, there is no consent or approval required under any Lease associated with the Material Leased Property in order to grant the Mortgages contemplated by Section 5.14 which has not been obtained.
SECTION 3.19. Solvency. After giving effect to the Loans and the terms of this Agreement, the Borrower and its Subsidiaries, taken as a whole, are Solvent.
SECTION 3.20. Anti-Corruption Laws and Sanctions. The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Transactions will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.21. Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Document, as and when executed, delivered and recorded in the proper filing or recording office, the provisions of the Collateral Documents are or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority perfected Lien (subject to Permitted Liens) on all right, title and interest of the Collateral owned by the Grantors and described therein. Except for filings contemplated hereby and by the Collateral Documents, no filing will be necessary to perfect such Liens.

ARTICLE IV

Conditions
SECTION 4.01. Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement, a Guaranty Agreement executed by each of the Guarantors and all other documents required by Lender in connection with this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other documents required by Lender in connection with this Agreement.
(b)The Administrative Agent shall have received customary favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Latham & Watkins LLP, New York counsel for the Loan Parties, relating to the Loan Parties, this Agreement, the Transactions, the Collateral Documents to be delivered on the Closing Date and any other matters as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)The Administrative Agent shall have received a certificate substantially in the form of Exhibit F, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)The Administrative Agent and the Joint Lead Arrangers and Joint Bookrunners shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(f)The Lenders shall have received satisfactory audited consolidated financial statements of the Borrower and its Subsidiaries for the period ended December 31, 2014.
(g)No event shall have occurred since December 31, 2014 with respect to the Borrower and its Subsidiaries, taken as a whole, which has had, or could reasonably be expected to have, a Material Adverse Effect.
(h)The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to Section 5.05 has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Grantors that constitute Collateral.
(i)The Administrative Agent shall have received the Security Agreement, duly executed by each Grantor, together with:
(i)with respect to any Pledged Equity Interests which are certificated, the certificates representing such Pledged Equity Interests accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt, accompanied by note transfer powers indorsed in blank,

(ii)proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,
(iii)copies of all UCC, tax, judgment and intellectual property lien search results, dated on or before the Closing Date, listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Grantor as debtor and that are filed in those states in which such Grantor is organized or maintains its principal place of business, and
(iv)evidence that all other recording, filing or action that the Collateral Agent may deem necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been made or taken or that arrangements therefor which are reasonably satisfactory to the Collateral Agent have been made (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).
(j)The Borrower shall have received the consents of the required Purchasers under the Note Purchase Agreements approving the documentation with respect to the Collateral and the granting of a pari passu interest therein for the benefit of such Purchasers.
(k)The Administrative Agent shall have received copies of any and all consents and/or approvals of any Governmental Authority necessary to permit the effectuation of the Transactions.
(l)The Administrative Agent shall have received such documentation and information as is reasonably requested in writing at least five days prior to the Closing Date by the Administrative Agent about the Loan Parties to the extent the required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct on and as of such earlier date.
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)The Borrower shall have delivered a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.04(b).
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s audited consolidated balance sheet and related statements of operations, partners’ capital and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young L.L.P. or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Borrower’s consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit I (each a “Compliance Certificate”), (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.16 and Section 6.17, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the last audited financial statements delivered pursuant to Section 5.01(a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)within 20 days (or such later date as the Administrative Agent may approve in its sole discretion) after the end of each month in which Parent prepays, redeems, or repurchases any Parent Notes or Preferred Stock, a report summarizing all such prepayments, redemptions, and repurchases consummated during such month and the amount of any Restricted Payments made pursuant to Section 6.06(d) to consummate such transactions, which report shall be certified by a Financial Officer of the Borrower as being true and correct;
(e)promptly after the same become publicly available, on EDGAR (or (i) upon the request of any Lender, the Borrower shall provide a copy of such statement or report described below to any Lender that does not have access to EDGAR, or (ii) if such statement or report is no longer available on EDGAR for any reason, a copy of such statement or report described below to each Lender and the Administrative Agent) copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, as the case may be;
(f)no later than three (3) Business Days (or such shorter time as the Administrative Agent may approve in its sole discretion) prior to the Borrower making any Restricted Payment pursuant to (i)

Section 6.06(d), a certificate executed by a Financial Officer of the Borrower certifying as to the intended use of the proceeds thereof, and (ii)  Section 6.06(e), a certificate executed by a Financial Officer of the Borrower setting forth a reasonably detailed calculation of Available Free Cash Flow at the time of, and immediately after giving pro forma effect to, such Restricted Payment, which certificate shall be in form and substance reasonably acceptable to the Administrative Agent; and
(g)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)the occurrence of any Default of which Borrower has, or could reasonably be expected to have, knowledge;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount that could reasonably be expected to have a Material Adverse Effect; and
(d)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except where the failure to do so in each case could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04. Payment of Obligations. The Borrower will cause each of its Subsidiaries to, pay its Tax liabilities, that, if not paid, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition in accordance with industry practice, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder. If any portion of any Building (as defined in the Flood Laws) encumbered by a Mortgage is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Laws, then the Borrower or applicable Grantor shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in amounts and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.
SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to applicable safety rules and regulations, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (i) to refinance amounts outstanding under the Existing Credit Agreement; (ii) to pay the fees, expenses and other transaction costs of the Transactions contemplated hereby, (iii) to fund working capital needs, (iv) to fund acquisitions permitted hereunder, together with related expenses, and engage in other transactions permitted hereby, (v) to provide funding in connection with capital expenditures, (vi) to make Restricted Payments permitted hereunder and (vii) for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the working capital needs and general corporate obligations of the Borrower and its Subsidiaries relating to their respective lines of business. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09. Compliance with ERISA. In addition to and without limiting the generality of Section 5.07, the Borrower shall, and shall cause its Subsidiaries to, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or any tax under the Code, and (d) operate each employee benefit plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code, except to the extent, in each of (a), (b), (c) and (d), where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Borrower shall, and shall cause its Subsidiaries to, furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any employee benefit plan sponsored, maintained or contributed to by any of said Persons, as may be reasonably requested by the Administrative Agent.
SECTION 5.10. Compliance with Environmental Laws; Environmental Reports. In addition to and without limiting the generality of Section 5.07, the Borrower shall, and shall cause its Subsidiaries to, (i) comply in all material respects with all Environmental Laws applicable to its operations and real property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) obtain and renew all material Governmental Approvals required under Environmental Laws applicable to its operations and real property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (iii) conduct any Response legally required by Borrower or any of its Subsidiaries in accordance with applicable Environmental Laws except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.11. Further Assurances. The Borrower will, and will cause its Subsidiaries to, at its own cost and expense, promptly (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments the Administrative Agent may reasonably require from time to time in order to (x) carry out more effectively the purposes of the Loan Documents, (y) further evidence and more fully describe the Collateral intended as security for the Secured Obligations or to state more fully the obligations secured therein, and (z) perfect, protect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, subject to the limitations set forth herein and in the other Loan Documents.
SECTION 5.12. Leases; Material Contracts. The Borrower will perform and observe, or cause to be performed and observed, all of the covenants and conditions required to be performed by it or any of its Subsidiaries under each Lease, except where such failure could not reasonably be expected to have a Material Adverse Effect. The Borrower will promptly notify the Administrative Agent in writing of the receipt by the Borrower or any Subsidiary of any notice from any third party to the Borrower or any Subsidiary of any material default under, or the termination of, any Material Contract pursuant to the provisions of such Material Contract, and will promptly cause a copy of each such notice received by the Borrower or any Subsidiary from any third party to be delivered to the Administrative Agent.
SECTION 5.13. Guaranties; Security.
(a)Within 45 days of (x) the formation or acquisition of any entity which meets the definition of a Guarantor, or a Subsidiary becoming a Material Subsidiary (in each case, other than BRP LLC, a Delaware limited liability company) or (y) the acquisition by any Grantor of any property (other than real property) which would constitute Collateral but for the fact that it is not already subject to the Collateral Documents, the Borrower shall, in each case, at the Borrower’s expense:
(i)cause any Subsidiary which meets the definition of a Guarantor, to duly execute and deliver to the Administrative Agent for the benefit of the Lenders a joinder to the Guaranty Agreement to become a Guarantor pursuant to the Loan Documents;
(ii)furnish to the Administrative Agent a description of any Material Leased Property and Material Owned Real Property of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent;
(iii)other than with respect to any Material Leased Property or Material Owned Real Property of such Subsidiary, take, and cause any applicable Grantor to take, whatever action (including supplements to the Security Agreement and other security and pledge agreements, in all such cases, in form and substance reasonably satisfactory to the Collateral Agent (including delivery of any Pledged Equity Interests which are certificated (accompanied by undated stock powers executed in blank) and instruments evidencing the Pledged Debt indorsed in blank, in each case, to the extent required by the Security Agreement)) required to subject the applicable assets of such new Guarantor or such acquired property to a legal, valid and enforceable first priority perfected Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties, in all such cases to the same extent that such documents and instruments would have been required to have been delivered by Persons that were Grantors on the Closing Date, securing payment of the Secured Obligations; and

(iv)upon the request of the Collateral Agent in its reasonable discretion, a signed copy of an opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the applicable Grantors reasonably acceptable to the Collateral Agent, as to the validity and enforceability of the agreements entered into pursuant to this Section 5.13(a) and as to such other related matters as the Collateral Agent may reasonably request.
(b)Within 90 days of (x) any entity (other than BRP LLC, a Delaware limited liability company) becoming a Guarantor pursuant to Section 5.13(a) above, (y) the acquisition by any Grantor of any Material Leased Property or Material Owned Real Property or (z) any property of any Grantor becoming Material Leased Property or Material Owned Real Property after the Closing Date, the Borrower shall, in each case, at the Borrower’s expense:
(i)take, and cause such Person to take, whatever action (including the recording of Mortgages and the filing of Uniform Commercial Code financing statements) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such Material Leased Property and Material Owned Real Property; and
(ii)upon the request of the Collateral Agent in its reasonable discretion, a signed copy of an opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the applicable Grantors reasonably acceptable to the Collateral Agent, as to the validity and enforceability of the agreements entered into pursuant to this Section 5.13(b) and as to such other related matters as the Collateral Agent may reasonably request.
(c)The time periods set forth in this Section 5.13 may be extended upon the request of the Borrower, if the Borrower and the Grantors are diligently pursuing same, in the reasonable discretion of the Administrative Agent. Any documentation delivered pursuant to this Section 5.13 shall constitute a Loan Document hereunder and any such document creating or purporting to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties shall constitute a Collateral Document hereunder.
(d)Notwithstanding anything to the contrary in this Section 5.13, with respect to any Material Leased Property with respect to which any Grantor is the lessee and which is required to be encumbered with a first priority Mortgage pursuant to this Section 5.13, (i) the Borrower shall use commercially reasonable efforts to obtain (y) (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Collateral Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (z) any lessor consent or approval of such Mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest; and (ii) if the Borrower shall fail to obtain the documents referred to in clauses (y) or (z) above with respect to any such leasehold interest, after using commercially reasonable efforts to do so, the Borrower shall have no further obligation to comply with this Section 5.13(d) with respect to the applicable Material Leased Property. As used in this Section 5.13(d), “commercially reasonable efforts” shall require the Borrower to commence the matter referred to with diligence and in a manner consistent with customary business practices, but shall not require that the Borrower commence litigation or expend any sums of money except such sums as may be required to compensate a lessor for reasonable expenses in reviewing the applicable documentation (including reasonable legal fees in connection with such review). The Borrower shall promptly, upon reasonable request, provide the Collateral Agent with a report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the items referenced in this Section 5.13(d).
SECTION 5.14. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 5.14 as promptly as practicable, and in any event within the time periods set forth in Schedule 5.14. The provisions of Schedule 5.14 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)Indebtedness created hereunder;
(b)unsecured Indebtedness of the Loan Parties so long as the incurrence or maintenance of such Indebtedness does not cause a Default or an Event of Default under any other provision of this Agreement;
(c)Indebtedness existing on the date hereof and set forth in Schedule 6.01;
(d)any extensions, refinancing, renewals or replacements of any Indebtedness permitted under Sections 6.01(c) and (m); provided that (i) the amount of such Indebtedness (the “Refinancing Indebtedness”) is not increased in connection therewith except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, replacement, renewal or extension, (iii) the maturity of such Refinancing Indebtedness is no earlier than the maturity for the existing Indebtedness being so refinanced, replaced, renewed or extended and (iv) the terms relating to principal amount, amortization, interest rate, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, replacement, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, replaced, renewed or extended. If the Indebtedness being refinanced, replaced, renewed or extended was subject to an intercreditor agreement, the holders of such refinanced, replaced, renewed or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such intercreditor agreement;
(e)purchase money Indebtedness (including Capital Lease Obligations) of the Borrower or any of its Subsidiaries which may be secured by Liens permitted under Section 6.02; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;
(f)any Indebtedness incurred or assumed in connection with any transaction or acquisition permitted by Section 6.18 hereof;
(g)Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that (i) such Indebtedness is permitted by Section 6.04(c) hereof and (ii) any such Indebtedness that is owed to any Subsidiary that is not a Loan Party must be subordinated to the Obligations on customary terms;
(h)Guarantees of Indebtedness or other obligations of another Loan Party or Subsidiary which Indebtedness is permitted or other obligation is not prohibited by this Agreement (provided that guarantees of Indebtedness or other obligations of Subsidiaries that are not Loan Parties shall otherwise be permitted under Section 6.04);
(i)Indebtedness consisting of surety bonds that the Borrower or any Subsidiary is required to obtain in order to comply with applicable Law or the requirements of any Governmental Authority;

(j)Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and consistent with prudent business practice and not for speculative purposes;
(k)Investments permitted under Section 6.04 that would constitute Indebtedness;
(l)the Contingent Purchase Price Obligation Payment (as defined in Section 2.6 of the Purchase Agreement); and
(m)Indebtedness under the Note Purchase Agreements and the Notes in aggregate principal amount not to exceed $121,800,000.00 at any time outstanding.
SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)Permitted Encumbrances;
(b)any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any extensions, renewals and replacements thereof;
(c)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any extensions, renewals and replacements thereof;
(d)Liens securing the Indebtedness permitted by clause (e) of Section 6.01 and placed on the property described therein contemporaneously with the purchase thereof or within 90 days thereafter, by the Borrower or any of its Subsidiaries to secure all or a portion of the purchase price thereof; provided that such Lien shall not extend to any other property or assets of the Borrower or its Subsidiaries;
(e)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
(f)any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased, and any interest of a landowner in the case of easements entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the property subject to the easement;
(g)Liens not otherwise permitted by this Section so long as (i) such Liens do not secure any Indebtedness, (ii) the obligations secured thereby do not exceed (as to the Borrower and all its Subsidiaries) at any one time, $25,000,000, and (iii) such Liens are not secured by the Collateral;
(h)Liens on any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or asset otherwise permitted under this Section;

(i)any Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, and is not secured by any additional assets; and
(j)Liens created pursuant to any Loan Documents (including Liens pursuant to the Loan Documents securing the Indebtedness under the Note Purchase Agreements and the Notes) so long as such Liens are subject to the Intercreditor Agreement.
SECTION 6.03. Fundamental Changes. Neither the Borrower nor any Subsidiary will merge or consolidate with or into any other Person nor shall any Subsidiary liquidate or dissolve, except that if before and after giving effect to such merger or consolidation, there exists no Default or Event of Default (A) the Borrower or any Subsidiary may merge or consolidate with any Person so long as the Borrower or such Subsidiary is the surviving Person; (B) a Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving Person; (C) a Subsidiary may merge into any other Subsidiary; provided that when any Subsidiary that is a Grantor is merging with another Subsidiary, a Grantor shall be the continuing or surviving Person and when any Subsidiary that is a Loan Party is merging with another Subsidiary that is not a Grantor, a Loan Party shall be the continuing or surviving Person; and (D) any Subsidiary may liquidate or dissolve if such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and the assets of such Subsidiary, if a Grantor, are distributed to a Grantor.
SECTION 6.04. Investments, Loans, Advances and Guarantees. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make any loans or advances to, or Guarantee any Indebtedness of, or make any investment in, any other Person, except that, so long as no Default or Event of Default shall have occurred and be continuing or will result therefrom, the Borrower and its Subsidiaries may make:
(a)Permitted Investments;
(b)investments by the Borrower in the Equity Interests of its Subsidiaries and investments by any Subsidiary in the Borrower or any other Subsidiary; provided, that the aggregate of all loans and investments made under sub-sections 6.04(b) and (c) in Subsidiaries other than Loan Parties (i) shall not exceed $25,000,000 and (ii) to the extent such investment or loan is not made in the ordinary course of business and exceeds $5,000,000 in the aggregate and is funded (in whole or in part) with the proceeds of any Borrowings, the Borrower shall have Liquidity in an amount not less than $50,000,000, in each case, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent on the earlier of (A) the date that Borrower submits a Borrowing Request if Borrower is making a Borrowing in connection therewith, or (B) the date that Borrower consummates the transaction requiring the delivery of such certificate;
(c)loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided, that the aggregate of all loans and investments made under sub-sections 6.04(b) and (c) in Subsidiaries other than Loan Parties (i) shall not exceed $25,000,000 and (ii) to the extent such investment or loan is not made in the ordinary course of business and exceeds $5,000,000 in the aggregate and is funded (in whole or in part) with the proceeds of any Borrowings, the Borrower shall have Liquidity in an amount not less than $50,000,000, in each case, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent on the earlier of (A) the date that Borrower submits a Borrowing Request if Borrower is making a Borrowing in connection therewith, or (B) the date that Borrower consummates the transaction requiring the delivery of such certificate;
(d)Guarantees constituting Indebtedness permitted by Section 6.01;

(e)investments consisting of non-cash consideration with respect to any sale of assets by the Borrower or any Subsidiary;
(f)Swap Agreements to the extent permitted under Section 6.05;
(g)any purchases or other acquisitions of all or substantially all of the Equity Interests in any Person permitted by Section 6.18; provided that, immediately upon consummation thereof, such Person will be a Guarantor if required by Section 5.13 (including, without limitation, as a result of a merger or consolidation otherwise permitted under this Agreement); provided that, after the Second Amendment Closing Date, the aggregate amount of consideration paid for Persons that do not become Guarantors shall not exceed the greater of (i) $17,500,000 and (ii) 3.5% of Consolidated Net Tangible Assets;
(h)investments consisting of extensions of credit, including without limitation, in the nature of accounts receivable arising from the grant of trade credit or prepayments or similar transactions entered into in the ordinary course of business and investments by the Borrower or any Subsidiary in satisfaction or partial satisfaction thereof from financially troubled account debtors to prevent or limit financial loss;
(i)to the extent not prohibited by Law, loans and advances to the officers, directors and employees of the Borrower and its Subsidiaries made from time to time in the ordinary course of business; provided that the aggregate amount of investments permitted by this clause (i) shall not exceed $1,000,000 at any time outstanding;
(j)investments in interests, including but not limited to royalties and overriding royalties, in coal, hydrocarbons or other minerals; provided, that (i) after the Second Amendment Closing Date, the aggregate amount of additional investments made pursuant to this clause (j) (other than customary exchanges of like-kind mineral interests) shall not exceed the greater of (A) $17,500,000 and (B) 3.5% of Consolidated Net Tangible Assets and (ii) to the extent such investment is not made in the ordinary course of business and exceeds $5,000,000 in the aggregate and is funded (in whole or in part) with the proceeds of any Borrowings, the Borrower shall have Liquidity in an amount not less than $50,000,000, in each case, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent on the earlier of (1) the date that Borrower submits a Borrowing Request if Borrower is making a Borrowing in connection therewith, or (2) the date that Borrower consummates the transaction requiring the delivery of such certificate;
(k)investments (valued at the time such investment is made) not otherwise permitted by this Section 6.04 in an aggregate amount not to exceed the greater of (i) $25,000,000 or (ii) 5% of Consolidated Net Tangible Assets at any time outstanding; provided that to the extent such investment is not made in the ordinary course of business and exceeds $5,000,000 in the aggregate and is funded (in whole or in part) with the proceeds of any Borrowings, the Borrower shall have Liquidity in an amount not less than $50,000,000, in each case, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent on the earlier of (i) the date that Borrower submits a Borrowing Request if Borrower is making a Borrowing in connection therewith, or (ii) the date that Borrower consummates the transaction requiring the delivery of such certificate;
(l)investments in Joint Ventures to the extent not otherwise permitted by this Section 6.04, so long as, immediately after giving effect to any such investment, no Default has occurred and is continuing and the Borrower shall be in pro forma compliance with all of the covenants set forth in Sections 6.16 and 6.17; provided, that, (i) investments in Joint Ventures created after the Second Amendment Closing Date shall not exceed an aggregate amount equal to the greater of (A) $17,500,000 and (B) 3.5% of Consolidated Net Tangible Assets and (ii) except with respect to investments that a Loan Party is required to make in any Joint Venture pursuant to the terms of the organizational documents governing such Joint Venture (other than an initial investment), to the extent any such investment is not made in the ordinary course of business and exceeds $5,000,000 in the aggregate and is funded (in whole or in part) with the proceeds of any Borrowings, the Borrower shall have Liquidity in an amount not less than $50,000,000, in each case, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent on the earlier of (i) the date that Borrower submits a Borrowing Request if Borrower is making a Borrowing in connection therewith, or (ii) the date that Borrower consummates the transaction requiring the delivery of such certificate;

(m)investments consisting of Restricted Payments permitted under Section 6.06;
(n)investments held by a Person acquired pursuant to Section 6.18; and
(o)investments in the Purchased Interests (as defined in the Purchase Agreement).
SECTION 6.05. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rates or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments, other than (a) Restricted Payments by any Loan Party to any other Loan Party or by any Subsidiary that is not a Guarantor to (i) the Borrower, (ii) any Subsidiary that is a direct or indirect parent of such Subsidiary, and (iii) each other owner of Equity Interests of such Subsidiary on a pro rata basis (or a more favorable basis from the perspective of the Borrower) based on their relative ownership interests or otherwise in accordance with the terms of the applicable constituent documents to which such other owner of Equity Interests is party or has an interest, (b) Permitted Tax Distributions, provided that, at the time of and immediately after giving pro forma effect to any Permitted Tax Distribution (and any Borrowings incurred in connection therewith), no Event of Default has occurred and is continuing or would result therefrom, (c) Permitted Parent Payments, provided that, at the time of and immediately after giving pro forma effect to any such Restricted Payment described in this clause (c) (and any Borrowings incurred in connection therewith), no Event of Default has occurred and is continuing or would result therefrom, (d) Restricted Payments used to redeem or repurchase any Parent Notes or Preferred Stock, provided that, (i) the Borrower has delivered to the Administrative Agent a certificate in accordance with Section 5.01(f)(i) with respect to the intended use of the proceeds of such Restricted Payment, and (ii) at the time of and immediately after giving pro forma effect to any such Restricted Payment described in this clause (d) (and any Borrowings incurred in connection therewith), (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Liquidity is not less than an amount equal to 20% of the Commitments then in effect and (C) the Leverage Ratio for the most recently ended period of four consecutive fiscal quarters for which the Financial Statement Delivery Date has occurred and with respect to which the Borrower has delivered to the Administrative Agent a Compliance Certificate in accordance with Section 5.01(c), is less than 2.00 to 1.00, and (e) other Restricted Payments not otherwise permitted under immediately preceding clauses (a) through (d), provided that, (i) the Borrower has delivered to the Administrative Agent a certificate in accordance with Section 5.01(f)(ii) calculating and certifying as to Available Free Cash Flow at the time of and immediately after giving effect to any such Restricted Payment described in this clause (e) (and any Borrowings incurred in connection therewith and any other uses of Free Cash Flow occurring on such date), and (ii) at the time of and immediately after giving pro forma effect to any such Restricted Payment described in this clause (e) (and any Borrowings incurred in connection therewith and any other uses of Free Cash Flow occurring on such date), (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) Available Free Cash Flow shall be greater than or equal to $0.
SECTION 6.07. Transactions with Affiliates. Except as otherwise permitted hereunder, the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) approved in accordance with the Partnership Agreement, (c) transactions disclosed in the Parent’s filings with the SEC prior to the Closing Date, (d) any Restricted Payment permitted by Section 6.06, (e) investments permitted by Section 6.04 or (f) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate.

SECTION 6.08. Sales of Assets. Neither the Borrower nor any Subsidiary shall enter into any arrangement, direct or indirect, with any Person other than a Grantor pursuant to which the Borrower or such Subsidiary shall sell or otherwise transfer or dispose of any property, real, personal or mixed, whether now owned or hereafter acquired, except (i) sales, transfers or dispositions in the ordinary course of business and the granting of any option or other right to purchase or otherwise acquire property in the ordinary course of business, (ii) sales, transfers or dispositions not in the ordinary course of business provided that (x) the aggregate proceeds of all such sales, transfers and dispositions permitted by this item (ii) shall not exceed, from the First Amendment Closing Date, $300,000,000 (of which $77,132,500 of such amount remains unused as of the Fifth Amendment Closing Date) and (y) no less than 75% of the consideration paid in connection therewith shall be cash or Permitted Investments, (iii) sales of wetlands credits, (iv) sales, transfers or dispositions of property that are no longer commercially viable to maintain or obsolete, surplus or worn-out property, whether now owned or hereafter acquired, (v) sales, transfers or dispositions of equipment or real property to the extent that (A) such equipment or real property is exchanged for credit against the purchase price of similar equipment or real property, or (B) the proceeds of such sales, transfers or dispositions are reasonably promptly, but in any event within 360 days, applied to the purchase price of similar equipment or real property, or (C) such equipment or real property is contemporaneously exchanged, in the ordinary course of business, for property of a like kind or other property useful in the business of the Loan Parties, to the extent that the property received in such exchange is of a value at least equivalent to the value of the property exchanged, (vi) the sale, transfer or disposition of certain timber properties more specifically described on Schedule 6.08, (vii) dispositions resulting from the bona fide exercise by a Governmental Authority of its actual power of eminent domain or other dispositions otherwise required by applicable law, and (viii) dispositions of property subject to a Permitted Encumbrance that are transferred to a lienholder or its designee in satisfaction or settlement of the lienholder’s claim or a realization upon a security interest permitted under this Agreement.
SECTION 6.09. Constituent Documents. The Borrower will not, and will not permit any Subsidiary to, amend its charter or by-laws or other constituent documents in any manner that could reasonably be expected to materially and adversely affect the rights of the Lenders under this Agreement or their ability to enforce the same.
SECTION 6.10. Regulation T, U and X Compliance. The Borrower shall not and shall not permit any Subsidiary to use the proceeds of the Loans to purchase or carry Margin Stock (as defined in Regulation U), or otherwise act so as to cause any Lender, in extending credit hereunder, to be in contravention of Regulations T, U or X.
SECTION 6.11. Sales and Leasebacks. Except to the extent such leases in the aggregate would not require total payments of more than $10,000,000 per annum, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired that (i) the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (ii) the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease.
SECTION 6.12. Changes in Fiscal Year. The Borrower shall not change the end of its fiscal year to a date other than December 31.
SECTION 6.13. Change in the Nature of Business. The Borrower shall not engage directly or indirectly in any business activity that would cause less than 90% of the gross income of the Borrower to constitute “qualifying income” within the meaning of Section 7704(d) of the Code.
SECTION 6.14. Burdensome Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to enter into or suffer to exist or become effective any consensual encumbrance or restriction on (a) the ability of such Subsidiary to make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary and (b) the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property to secure the Obligations hereunder; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by applicable Law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) to the extent such restrictions are listed on Schedule 6.14 attached hereto, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions contained in the documentation evidencing any Indebtedness permitted hereunder; provided that in no event shall such restrictions and conditions contained in such documentation evidencing such permitted Indebtedness (x) in the case of clause (a), be more restrictive than the restrictions and conditions set forth in Section 6.06 of this Agreement and this Section 6.14 and (y) apply to any property or assets other than the property securing such Indebtedness, (v) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to the Note Purchase Agreements, (vii) the foregoing shall not apply to restrictions and conditions contained in the constituent documents of a Subsidiary that is not a Guarantor, and (viii) the foregoing shall not apply to restrictions and conditions with respect to the pledge of Equity Interests of NRP Trona or any non-Wholly Owned Subsidiary or Joint Venture thereof, in each case to the extent the granting of a security interest in any of their respective Equity Interests is restricted or prohibited by any shareholder, joint venture or similar agreement (including any such agreement entered into in connection with any Joint Venture owned by any such Person); provided that, nothing in this Section 6.14 shall limit the Grantors’ representations or obligations under Sections 3.18, 5.13(d) or 5.14, with respect to the Mortgaged Properties.
SECTION 6.15. Changes to the Omnibus Agreement. Without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, neither the Borrower nor any of its Subsidiaries shall (i) make any material change to the terms of the Omnibus Agreement, (ii) release any party from its obligations under the Omnibus Agreement or (iii) fail to diligently enforce the Omnibus Agreement and avail itself of the rights and indemnities available thereunder, except in each case, where such change, release or failure could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.16. Minimum Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 3.5 to 1.0.
SECTION 6.17. Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of the last day of any fiscal quarter to exceed 3.0 to 1.0.
SECTION 6.18. Permitted Acquisitions. The Borrower shall not, except as otherwise permitted or required in this Agreement, purchase or otherwise acquire, or permit any Subsidiary to purchase or acquire, the majority of the Equity Interests in, or all or substantially all of the assets of, any Person unless (i) permitted by Sections 6.03 or 6.04 above, or (ii) (a) immediately prior to and after giving effect to any such purchase or acquisition, no Default or Event of Default shall have occurred or be continuing or will result therefrom, (b) such purchase or acquisition is consummated in accordance with applicable Law, and (c) immediately after giving effect to such purchase or acquisition of a company or business pursuant to this Section 6.18 and any related transactions (including the incurrence of any Indebtedness in connection therewith), (i) the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.16 and Section 6.17 above and (ii) with respect to any purchase or acquisition in excess of $5,000,000 funded (in whole or in part) with the proceeds of any Borrowings, the Borrower shall have Liquidity of not less than $50,000,000, in each case, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent on the earlier of (A) the date that Borrower submits a Borrowing Request if Borrower is making a Borrowing in connection therewith, or (B) the date that Borrower consummates the transaction requiring the delivery of such certificate.
SECTION 6.19. Prepayment of Indebtedness. The Borrower will not, and will not permit any Subsidiaries to, at any time, directly or indirectly, prepay or repurchase, redeem, retire or otherwise acquire, any unsecured, subordinated or junior lien Indebtedness unless (a) as of the date such payment is made (i) no Default or Event of Default shall have occurred or be continuing or shall be caused thereby and (ii) after giving effect thereto, the Borrower is in pro forma compliance with the covenants set forth in

Section 6.16 and Section 6.17; provided that this Section 6.19 shall not prohibit (i) regularly scheduled payments of principal and interest as and when due and any applicable expense or indemnity payments payable in accordance with the terms thereof (in each case to the extent not prohibited by applicable subordination or intercreditor provisions, if any) and (ii) refinancings of any such Indebtedness permitted by Section 6.01.
ARTICLE VII

Events of Default
SECTION 7.01. Events of Default; Remedies Upon Default. If any of the following events (“Events of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to existence) or 5.08 or in Article VI;
(e)the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or in any other Loan Document, and such failure shall continue unremedied for a period of 30 days from the earlier to occur of (a) notice thereof from the Administrative Agent to the Borrower (which will be given if requested by the Required Lenders) and (b) knowledge of such default by a Financial Officer of the Borrower;
(f)the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or within any applicable grace period;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more final non-appealable judgments for the payment of money in an aggregate amount in excess of $25,000,000 (net of insurance coverage which is reasonably expected to be paid by the insurer thereunder as confirmed by such insurer) shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment and is not released, vacated or fully bonded within 60 days after its attachment or levy;
(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount that could reasonably be expected to have a Material Adverse Effect;
(m)a Change in Control shall occur;
(n)this Agreement or any other Loan Document (including the Intercreditor Agreement) ceases to be valid and binding on any Loan Party party thereto in any material respect or is declared null and void in any material respect, or the validity or enforceability thereof is contested by any Loan Party or any Loan Party denies it has any or further liability under this Agreement or under the other Loan Documents to which it is a party; or
(o)any Collateral Document shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted by Section 6.08) cease to create a valid and perfected Lien, with the priority required hereby or thereby (subject to Permitted Liens), on a portion of the Collateral purported to be covered thereby with aggregate fair market value for all such Collateral in excess of $5,000,000;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans and all Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans and all Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 7.02. Application of Funds. Subject to the Intercreditor Agreement, notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies provided for in

Section 7.01 (or after the Loans have automatically become immediately due and payable and the Letters of Credit have automatically been required to be cash collateralized as set forth in clause (iii) of the immediately succeeding paragraph in this Section 7.02), all amounts collected or received by the Administrative Agent on account of the Obligations or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral may, at Administrative Agent’s discretion, be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent and the Collateral Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Loan Documents, under or pursuant to the terms of this Agreement;
SECOND, to payment of any fees owed to the Administrative Agent and the Collateral Agent;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;
FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swingline Loans;
FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swingline Loans;
SIXTH, to the payment of all Obligations arising under this Agreement and the Loan Documents consisting of accrued fees and interest with respect to Loans and unreimbursed LC Disbursements (other than interest in respect of Swingline Loans paid pursuant to clause FOURTH above);
SEVENTH, to the payment of Loans and payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 2.04(j) hereof, and not repaid pursuant to clauses “FIRST” through “SIXTH” above;
EIGHTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “SEVENTH”; and
NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses “THIRD”, “SIXTH”, “SEVENTH” and “EIGHTH”; and (iii) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent as cash collateral for the Letters of Credit pursuant to Section 2.04(j) hereof and applied (A) first, to reimburse the Issuing Bank from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clause “SEVENTH” above in the manner provided in this Section 7.02.

ARTICLE VIII

The Administrative Agent
SECTION 8.01. Appointment and Authority. (a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (in its capacities as a Lender and Swingline Lender (if applicable)) and an Issuing Bank hereby irrevocably appoints and authorizes Zions Bancorporation, N.A. dba Amegy Bank to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Grantors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents; as if set forth in full herein with respect thereto.
(c)Notwithstanding anything herein to the contrary, each Lender acknowledges that the Lien and security interest granted to the Administrative Agent pursuant to the Collateral Documents and the exercise of any right or remedy by the Administrative Agent thereunder are subject to the provisions of the Intercreditor Agreement.
SECTION 8.02. Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
SECTION 8.03. Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent, Collateral Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, the existence, validity, enforceability or priority of any Lien or security interest on any Collateral or other asset or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

SECTION 8.04. Reliance by Administrative Agent. Each of the Administrative Agent and Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05. Delegation of Duties. Each of the Administrative Agent and Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent. Each of the Administrative Agent and Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent, as applicable, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable.
SECTION 8.06. Designation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent, as applicable, as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent, as applicable.
If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Collateral Agent (as applicable) and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
SECTION 8.07. Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08. No Other Duties, etc.. Anything herein to the contrary notwithstanding, none of Joint Lead Arrangers, Joint Bookrunners or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender, a Swingline Lender or an Issuing Bank hereunder.
SECTION 8.09. Withholding Taxes. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.15, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this paragraph, include any Issuing Bank and any Swingline Lender.
SECTION 8.10. Erroneous Payments.
(a)If the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) a Lender or any other Revolver Secured Party, or any Person who has received funds on behalf of a Lender or any other Revolver Secured Party (any such Lender, other Revolver Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, any other Revolver Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Revolver Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender and each other Revolver Secured Party, or any Person who has received funds on behalf of a Lender or other Revolver Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other Revolver Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(iii)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(iv)such Lender or other Revolver Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.10(b).
(c)Each Lender and each other Revolver Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Revolver Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Revolver Secured Party from any source, against any amount due the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Revolver Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of a payment on the Obligations.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or sent by email as set forth in Section 9.01(c) below), as follows:
(i)if to the Borrower, to it at 1415 Louisiana St., Suite 2400, Houston, Texas 77002, Attention of Craig Nunez (Email address: cnunez@nrplp.com);
(ii)if to the Administrative Agent or the Collateral Agent, to it at 1717 West Loop South, 23rd Floor, Houston, Texas 77027 (Email address: John.Moffitt@amegybank.com; with a copy to Timothy.Neuhaus@zionsbancorp.com); and
(iii)if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent as provided above. In addition, the Borrower agrees to continue to provide the Communications to the Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the “Platform”). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the agent parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any agent party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.
The Administrative Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(d)Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 9.02. Waivers; Amendments.
(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Neither this Agreement or any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (other than any Defaulting Lender) or by the Borrower and the Administrative Agent with the consent of the Required Lenders (other than any Defaulting Lender); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, provided, however, that (x) only the consent of the Required Lenders shall be necessary to waive any obligation to pay interest at the Default Rate instead of the otherwise applicable rate and (y) any waiver of a mandatory prepayment of the Loans shall not constitute a postponement or waiver of a scheduled payment, (iv) change Sections 2.16 or 7.02 of this Agreement or Section 9.2 of the Security Agreement, if effective, in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) other than with respect to any disposition of a Guarantor permitted under this Agreement, release any Guarantor, (vi) other than in accordance with the provisions of this Agreement upon the occurrence of the latest Maturity Date or with respect to any disposition of Collateral permitted under this Agreement, release all or substantially all of the Collateral without the consent of all Lenders, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (B) the Fee Letter may be amended or otherwise modified, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(c)The Intercreditor Agreement may be amended, modified or waived, in accordance with its terms, by the Administrative Agent at the direction of the Required Lenders, and consent of the Borrower or any other Loan Party shall be required only to the extent required in the Intercreditor Agreement.
SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a)The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Arranger (taken as a whole) and, if reasonably necessary, mining counsel and a single local counsel for the Administrative Agent and the Joint Lead Arrangers (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Joint Lead Arrangers (taken as a whole) and, if reasonably necessary, mining counsel and a single local counsel for the Administrative Agent and the Joint Lead Arrangers (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty)), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)The Borrower shall indemnify the Administrative Agent, the Joint Lead Arrangers and Joint Bookrunners, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (x) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) with respect to any dispute solely among Indemnitees, other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent, Joint Lead Arranger or Joint Bookrunner or any similar role hereunder. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable un-reimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the un-reimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.
(d)Each Loan Party shall defend and indemnify the Administrative Agent and each Lender and hold them harmless from and against all loss, liability, damage, expense, claims, costs, fines, penalties, assessments (including interest on any of the foregoing) and reasonable attorneys’ fees, suffered or incurred by the Administrative Agent or any Lender which arise, result from or in any way relate to a breach or violation by any Loan Party of any applicable Environmental Laws, either prior to or subsequent to the date hereof, including the assertion or imposition of any Lien on any Loan Party’s assets, or which relate to or arise out of any Environmental Liability. Each Loan Party’s obligations hereunder shall survive the termination of this Agreement and the repayment of the Loans.
(e)To the extent permitted by applicable law, the Borrower, each Agent, each Lender and any other Person from time to time party hereto, shall not assert, and hereby waives, any claim against any other such party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(f)All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

SECTION 9.04. Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the Issuing Bank.
(ii)     Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and in increments of $1,000,000 in excess thereof, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)except in accordance with Section 2.07, each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any Assignment and Assumption;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E)the assignee must not be a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or a Defaulting Lender or any subsidiary of a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary of a Defaulting Lender.
Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board and any operating circular issued by such Federal Reserve Bank. For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)     The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d), Section 2.04(e), Section 2.05(b), Section 2.16(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c )     (i)    Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14 and Section 2.15 (subject to the limitations and requirements of such Sections and it being understood that the documentation required under Section 2.15(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall be subject to the provisions of Section 2.17 as it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)     A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a Change in Law after the Participant became a Participant.
(d)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that (i) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and (ii) such Lender delivers to Borrower and Administrative Agent written notice thereof.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Obligations or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
SECTION 9.15. Separateness. The Lenders acknowledge that (i) the Lenders have advanced funds to the Borrower in reliance upon the separateness of the Parent and the Borrower from each other and from any other Persons, and (ii) the Borrower has assets and liabilities that are separate from those of other Persons, including the Parent.
SECTION 9.16. Collateral and Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Collateral Agent, at its option and in its discretion,
(i)to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and the expiration or termination of all Letters of Credit (unless cash-collateralized, back-stopped or otherwise provided for in a manner satisfactory to the Administrative Agent and the applicable Issuing Bank), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Grantor or (iii) if approved, authorized or ratified in writing in accordance with Section 9.02;
(ii)to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to meet the definition of a Guarantor or ceases to be a Subsidiary as a result of a transaction permitted hereunder; provided that no release shall occur if such Guarantor continues to be a guarantor in respect of any other Material Indebtedness; and
(iii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02.
Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release any Lien or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.16. In each case as specified in this Section 9.16, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Grantor such documents as such Grantor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.16.
SECTION 9.17. Intercreditor Agreement; Consent.
(a)Each Revolver Secured Party hereby irrevocably authorizes the Agents, to enter into, or amend, any intercreditor agreement (including the Intercreditor Agreement) (or similar agreements with the same or similar purpose) as agent for and on behalf its behalf in accordance with the terms specified in this Agreement and agrees that the Agents, may take such actions on its behalf as is contemplated by the terms of any such intercreditor agreement (including the Intercreditor Agreement). Any such intercreditor agreement (including the Intercreditor Agreement) entered into by the Agents on behalf of the Revolver Secured Parties shall be binding upon each Revolver Secured Party. The Administrative Agent shall notify the Revolver Secured Parties of the effectiveness of the intercreditor agreement when executed and shall provide a copy of the executed intercreditor agreement to the Revolver Secured Parties as and when effective.
(b)Each Revolver Secured Party hereby consents to the Collateral Agent executing an intercreditor agreement on behalf of the Revolver Secured Parties.
SECTION 9.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION 9.19. Amendment and Restatement.
(a)On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect except to evidence (i) the incurrence by the Borrower of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Closing Date), (ii) the representations and warranties made by the Credit Parties prior to the Closing Date and (iii) any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Closing Date (including any failure, prior to the Closing Date, to comply with the covenants contained in such Existing Credit Agreement).
(b)The terms and conditions of this Agreement and the rights and remedies of the Agent and the Lenders under this Agreement and the Loan Documents shall apply to all of the Obligations incurred under the Existing Credit Agreement.
(c)On and after the Closing Date, (i) all references to the Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to this Agreement and (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement.
(d)This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.
(e)For the avoidance of doubt, unless otherwise specified in this Agreement, all “baskets” set forth in this Agreement shall be calculated from the Closing Date.
(f)Each Lender hereby irrevocably authorizes the Administrative Agent, to enter into, or amend, any intercreditor agreement (including the Intercreditor Agreement) (or similar agreements with the same or similar purpose) as agent for and on behalf its behalf in accordance with the terms specified in this Agreement and agrees that the Administrative Agent, may take such actions on its behalf as is contemplated by the terms of any such intercreditor agreement (including the Intercreditor Agreement).  Any such intercreditor agreement (including the Intercreditor Agreement) entered into by the Administrative Agent on behalf of the Lenders shall be binding upon each Lender.  The Administrative Agent shall notify the Lenders of the effectiveness of the intercreditor agreement when executed and shall provide a copy of the executed intercreditor agreement to the Lenders as and when effective.  Each Lender hereby consents to the Administrative Agent executing an intercreditor agreement on behalf of the Lenders.
[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:

NRP (OPERATING) LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
as Administrative Agent

By:
Name:
Title:

LENDERS:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
as an Issuing Bank, as Swingline Lender, and as a Lender

By:
Name:
Title:

CADENCE BANK,
as a Lender

By:
Name:
Title:

FROST BANK,
as a Lender

By:
Name:
Title:

THE FIRST BANK AND TRUST COMPANY,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

SCHEDULE 2.01

Lender	Commitment	Applicable Percentage
Zions Bancorporation, N.A. dba Amegy Bank	$35,000,000.00	34.1463414634%
Cadence Bank	$35,000,000.00	34.1463414634%
Frost Bank	$25,000,000.00	24.3902439025%
The First Bank and Trust Company	$7,500,000.00	7.3170731707%

Total	$102,500,000.00	100.0000000000%

Schedule 2.01

EXHIBITS B, C, E, AND I

[See attached]
Signature Page to Credit Agreement

EXHIBIT B
FORM OF COMMITMENT INCREASE AGREEMENT

This Commitment Increase Agreement dated as of [________________] (this “Agreement”) is among (i) NRP (Operating) LLC (the “Borrower”), (ii) Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as administrative agent (the “Administrative Agent”) under the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Borrower, the Administrative Agent and the Lenders party thereto, and (iii) _______________________ (the “Increasing Lender”).
Preliminary Statements
(A)    Pursuant to Section 2.18 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by agreeing with a Lender to increase that Lender’s Commitment.
(B)    The Borrower has given notice to the Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.18 by increasing the Commitment of the Increasing Lender from $________ to $__________, and the Administrative Agent is willing to consent thereto.
Accordingly, the parties hereto agree as follows:
SECTION 1. Increase of Commitment. Pursuant to Section 2.18 of the Credit Agreement, the Commitment of the Increasing Lender is hereby increased from $________________ to $_________________.
SECTION 2. Consent. The Administrative Agent hereby consents to the increase in the Commitment of the Increasing Lender effectuated hereby.
SECTION 3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.
SECTION 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
SECTION 5. Increasing Lender Credit Decision. The Increasing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 3.05 of the Credit Agreement or the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The Increasing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
SECTION 6. Representation and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)    The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporation action and do not contravene (i) the Borrower’s certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.
(b)    No authorization, consent or approval any governmental body or agency is required for the valid execution, delivery and performance by the Borrower of this Agreement.
(c)    This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
(d)    The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.18 thereof, does not exceed $132,500,000.
(e)    As of the date hereof, no Default or Event of Default has occurred and is continuing.
(f)    The Borrower is in compliance with the covenants set forth in Sections 6.16 and 6.17 of the Credit Agreement (assuming the Commitments, as hereby increased, are fully drawn).
SECTION 7. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent within ten Business Days after notice thereof in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of one counsel for the Administrative Agent with respect thereto.
SECTION 8. Effectiveness. When, and only when, the Administrative Agent shall have received (a) counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the Increasing Lender and (b) a certificate of a Financial Officer of the Borrower confirming the representation and warranty set forth in Section 6(f) hereof, this Agreement shall become effective as of the date first written above.

Exhibit B - Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.
BORROWER:

NRP (OPERATING) LLC,
a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK
By:
Name:
Title:

INCREASING LENDER:

[NAME OF INCREASING LENDER]

By:
Name:
Title:

Exhibit B - Page 3

EXHIBIT C
FORM OF NEW LENDER AGREEMENT

This New Lender Agreement (this “Agreement”) dated as of [________________] is among NRP (Operating) LLC (the “Borrower”), Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement described below, and [_____________] (the “New Lender”). Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.
PRELIMINARY STATEMENTS
A.    Pursuant to Section 2.18 of the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto and the Administrative Agent, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by offering to Lenders and other bank and financial institutions the opportunity to participate in all or a portion of the increased Commitments.
B.    The Borrower has given notice to the Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.18 by $[________]1 and the Administrative Agent is willing to consent thereto.
C.    The New Lender desires to become a Lender under the Credit Agreement and extend Loans to the Borrower in accordance with the terms thereof.
Accordingly, the parties hereto agree as follows:
SECTION 1.    Loan Documents. The New Lender hereby acknowledges receipt of copies of the Credit Agreement and the other Loan Documents.
SECTION 2.    Joinder to Credit Agreement. By executing and delivering this Agreement, the New Lender hereby agrees (i) to become a party to the Credit Agreement as a Lender as defined therein and (ii) to be bound by all the terms, conditions, representations, and warranties of the Credit Agreement and the other Loan Documents applicable to Lenders, and all references to the Lenders in the Loan Documents shall be deemed to include the New Lender. Without limiting the generality of the foregoing, the New Lender hereby agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the New Lender’s Revolving Credit Exposure exceeding its Commitment. The Commitment of the New Lender shall be $[________].2
SECTION 3.    Consent. The Administrative Agent hereby consents to the participation of the New Lender in the increased Commitment.
______________________
1 Must be at least $5,000,000.
2 Must be at least $5,000,000.
Exhibit C - Page 1

SECTION 4.    Representation and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower and do not contravene (i) the Borrower’s articles of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.
(b)    No authorization, consent or approval of any Governmental Authority is required for the valid execution, delivery and performance by the Borrower of this Agreement.
(c)    This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
(d)    The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.18 thereof, does not exceed $132,500,000.
(e)    No Default, Event of Default or Material Adverse Effect has occurred and is continuing.
SECTION 5.    Effectiveness. This Agreement shall become effective upon the receipt by the Administrative Agent of the following:
(a)    Counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the New Lender;
(b)    An Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the New Lender;
(c)    If the New Lender is a Foreign Lender, any documentation required to be delivered by the New Lender pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the New Lender;
(d)    If requested by the Administrative Agent, a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of the Borrower approving the increase in the Commitment and this Agreement in a form reasonably acceptable to the Administrative Agent; and
(e)    If requested by the Administrative Agent, a legal opinion from counsel to the Borrower in a form reasonably acceptable to the Administrative Agent.
SECTION 6.    New Lender Credit Decision. The New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 3.05 of the Credit Agreement or the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
SECTION 7.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to any choice of law provision that would require the application of the law of another jurisdiction.
Exhibit C - Page 2

SECTION 8.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered in original or facsimile form, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
SECTION 9.    Expenses. The Borrower shall pay all reasonable costs and expenses of the Administrative Agent within ten Business Days’ notice thereof in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

[Signatures on following page]

Exhibit C - Page 3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.
BORROWER:

NRP (OPERATING) LLC,
a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK
By:
Name:
Title:

INCREASING LENDER:

[NAME OF INCREASING LENDER]

By:
Name:
Title:
Exhibit C - Page 4

EXHIBIT E
FORM OF BORROWING REQUEST
Zions Bancorporation, N.A. dba Amegy Bank
1717 West Loop South, 23rd Floor
Houston, Texas 77027
Attention: John Moffitt

Gentlemen:
Reference is made to the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among NRP (OPERATING) LLC (the “Borrower”), the LENDERS party thereto, and ZIONS BANCORPORATION, N.A. dba Amegy Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings specified in the Credit Agreement. The Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:
(a)The date of the Proposed Borrowing is ____________, 20___.
(b)The Type and amount of, and, in the case of a SOFR Borrowing, the initial Interest Period applicable to, the Loans comprising the Proposed Borrowing are:
____    SOFR Borrowing in an aggregate amount of $_________________ with an Interest period of:
__________one (1) month due ______________________________
__________three (3) months due ______________________________
__________six (6) months due ______________________________
____    ABR Borrowing in an aggregate amount of $_____________________.
Location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement:
_____________________________________________________________________________
The Borrower hereby certifies that after giving effect to the Proposed Borrowing, the aggregate amount of the total Revolving Credit Exposures will not exceed the total Commitments. The Borrower hereby further certifies that on the date hereof all applicable conditions to the Proposed Borrowing set forth in Article IV of the Credit Agreement have been satisfied and that the Proposed Borrowing complies with the terms of the Credit Agreement, and by acceptance of the proceeds of the Proposed Borrowing, the Borrower will be deemed to have recertified the foregoing on the date of the Proposed Borrowing.
Sincerely,

NRP (OPERATING) LLC
By:
Name:
Title:
Exhibit E - Page 1

EXHIBIT I
FORM OF COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) dated as of [  ] [  ], 20[__] is delivered pursuant to Section 5.01(c) of the Third Amended and Restated Credit Agreement entered into as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among NRP (OPERATING) LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ZIONS BANCORPORATION, N.A. dba Amegy Bank, as Administrative Agent for the Lenders (the “Administrative Agent”), and the Lenders from time to time party thereto. Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
The undersigned hereby certifies that [he/she] is a Financial Officer of the Borrower and that as such [he/she] is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower, and [he/she] further certifies:
1.The representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty is true and correct on and as of such earlier date.
2.Minimum Interest Coverage Ratio (Article 6 - Section 6.16). The ratio of (a) Consolidated EBITDDA to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense is [  ] to [  ] (per attached calculation), which is not less than the allowed coverage of 3.50 to 1.00.
3.Maximum Leverage Ratio (Article 6 - Section 6.17). The ratio of (a) Consolidated Indebtedness to (b) Consolidated EBITDDA is [  ] to [  ] (per attached calculation), which does not exceed the allowed ratio of 3.00 to 1.00.
4.[No Default has occurred as of the date hereof.] or [The following Default[s] exist as of the date hereof and the actions set forth below have been or are being taken to remedy such circumstances:

______________________________________________.]3

5.Accompanying this certificate are the [audited][unaudited] financial statements required by Section 5.01[(a)][(b)] of the Credit Agreement for the period described therein. [Such financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.]4 There has been no change in GAAP or the application thereof since the date of the last audited financial statements furnished to the Administrative Agent[, other than the accounting changes set forth below:
______________________________________________].5

______________________
3 Select as appropriate.
4 Include in quarterly compliance certificate only.
5 Include to the extent applicable and specify the effect of such changes on the financial statements.
Exhibit I - Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth above.

                    NRP (OPERATING) LLC

By:
Name:
Title:
Exhibit I - Page 3